PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(to Prospectus dated December 3, 2012)	Registration Nos. 333-184626 and 333-193439

NANOVIRICIDES, INC.

3,815,285 Units

Each Unit Consisting Of One Share Of Common Stock

and

Sixty-Five Hundredths Of A Warrant To Purchase One Share Of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering for sale, directly to selected investors 3,815,285 “Units” at a price of $5.25 per unit, with each unit consisting of one (1) share of common stock, par value $0.001 per share (the “Common Stock”) and sixty-five hundredths (65/100) of a warrant to purchase one (1) share of Common Stock (the “Warrants”). No “Units” will be issued, however, and purchasers will instead receive the shares of Common Stock and Warrants comprising the Units.

We will issue Units at a purchase price of $5.25 per unit and we will receive gross proceeds of $20,030,246.25. Neither the Units nor the Warrants are listed on an exchange, nor do we intend to list them on any exchange. Our Common Stock trades on the NYSE MKT under the symbol “NNVC.” On January 17, 2014, the last reported sale price of our Common Stock on the NYSE MKT was $6.05 per share. You are urged to obtain current market quotations of the Common Stock.

We have retained Midtown Partners & Co., LLC and Chardan Capital Markets, LLC as placement agents in connection with this offering. The placement agents have no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. See “Plan of Distribution” beginning on page S-28 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Maximum Offering Amount
Offering price of Units	$5.25	$20,030,246.25
Placement agent fees (1)	$0.315	$1,201,814.78
Proceeds, before expenses, to NanoViricides, Inc.	$4.935	$18,828,431.47

`

(1)	We have agreed to pay the placement agents a cash fee representing 6% of the gross purchase price paid for the shares. See “Plan of Distribution” beginning on page S-28 of this prospectus supplement for more information regarding these arrangements.

We estimate the total expenses of this offering, excluding the placement agent’s fees, will be approximately $50,000.00. The placement agent is not purchasing or selling any of our shares pursuant to this prospectus supplement or the accompanying prospectus, nor are we requiring any minimum purchase or sale of any specific number of shares. We expect that delivery of the 3,815,285 shares of Common Stock and the Warrants to purchase an additional 2,479,935 shares of Common Stock being issued and sold at the closing (“Closing”) pursuant to this prospectus supplement will be made to the purchaser on or about January 23, 2014.

Chardan Capital Markets, LLC	Midtown Partners & Co., LLC

The date of this prospectus supplement is January 23, 2014.

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about the shares of our common and preferred stock and other securities we may offer from time to time under our shelf registration statement, some of which may not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and information incorporated by reference herein and therein. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

This prospectus supplement is part of the registration statements, and the amendments thereto, that we have filed with the Securities and Exchange Commission (Registration File No. 333-184626) utilizing a “shelf” registration process and a Form S-3MEF (Registration File No. 333-193439) filed with the Commission on January 21, 2014 to register an additional amount of securities pursuant to Rule 462(b) of the Securities Act of 1933, as amended. Under this shelf registration process, we are offering to sell Units comprised of Common Stock, Warrants, and shares of Common Stock issuable upon exercise of the Warrants using this prospectus supplement and the accompanying prospectus. In this prospectus supplement, we provide you with specific information about the securities that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our securities being offered and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus as well as additional information described under “Incorporation of Certain Documents by Reference” on page S-29 of this prospectus supplement before investing in our securities.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context requires otherwise, in this prospectus supplement and the accompanying prospectus the terms “NanoViricides,” “Company,” “we,” “us” and “our” refer to NanoViricides, Inc., a Nevada corporation.

Prospective investors may rely only on the information contained in this prospectus supplement. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus supplement is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement is correct only as of the date of this prospectus supplement, regardless of the time of the delivery of this prospectus supplement or any sale of these securities.

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FORWARD-LOOKING INFORMATION

We caution you that certain statements contained in this prospectus supplement that are not related to historical results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are predictive, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “hopes,” or similar expressions constitute forward-looking statements. They also include statements regarding:

•	our future growth and profitability;
•	our competitive strengths; and
•	our business strategy and the trends we anticipate in the industries and economies in which we operate.

These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Important factors that could cause actual results to differ materially from those in forward-looking statements include:

•	economic downturns, reduced capital expenditures, consolidation and technological and regulatory changes in our industry;
•	the highly competitive nature of our industry;
•	our ability to attract and retain qualified managers and skilled employees;
•	the outcome of our plans for future operations and growth; and
•	the other factors referenced in this prospectus supplement, including, without limitation, under “Risk Factors.”

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus supplement, in the accompanying prospectus, in the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus and in other documents that we file with the Securities and Exchange Commission (the “Commission”). We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus supplement to reflect future events or circumstances. We qualify any and all of our forward-looking statements by these cautionary factors.

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SUMMARY

This summary is not complete and does not contain all of the information you should consider before investing in the securities offered by this prospectus supplement and accompanying prospectus. You should read this summary together with the entire prospectus supplement and accompanying prospectus, including our financial statements, the notes to those financial statements, and the other documents identified under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement, before making an investment decision. See the Risk Factors section of this prospectus supplement beginning on page S-7 for a discussion of the risks involved in investing in our securities.

Our Business

We are an early developmental stage nano-biopharmaceutical company engaged in the discovery, development and commercialization of anti-viral therapeutics. We have no customers, products or revenues to date, and may never achieve revenues or profitable operations. Our drugs are based on several patents, patent applications, provisional patent applications, and other proprietary intellectual property held by TheraCour Pharma, Inc., one of our principal shareholders, to which we have the licenses in perpetuity for the treatment of the following human viral diseases:

•	Influenza, Asian Bird Flu, and H1N1 “Swine Flu” Viruses;
•	Herpes Simplex Virus (HSV);
•	Human Immunodeficiency Virus (HIV/AIDS);
•	Adenoviral Conjunctivitis and Keratitis, and Ocular Indications of Herpes Simplex Types 1 & 2;
•	Dengue Fever types I, II, III, & IV;
•	Hepatitis B Virus (HBV);
•	Hepatitis C Virus (HCV);
•	Rabies;
•	Ebola and Marburg Viruses;
•	Japanese Encephalitis; and
•	West Nile Virus.

We focus our laboratory research and pre-clinical programs on specific anti-viral solutions. We are seeking to add to our existing portfolio of products through our internal discovery pre-clinical development programs and through an in-licensing strategy.

Company Information

Our principal executive offices are located at 135 Wood Street, Suite 205, West Haven, Connecticut 06516. Our telephone number is (203) 937-6137. You may also contact us or obtain additional information through our internet website address at www.nanoviricides.com. Information contained on our website is not incorporated into this prospectus supplement and is not a part of this prospectus supplement.

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Offering Summary

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in shares of our common stock and warrants. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information referred to under the heading "RISK FACTORS" in this prospectus supplement on page S-5 and on page 7 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Securities offered

3,815,285 Units comprised of an aggregate of 3,815,285 shares Common Stock and Warrants to purchase 2,479,935 shares of Common Stock are being offered in “units” with each Unit consisting of one (1) share of Common Stock and sixty-five hundredths (65/100) of a Warrant to purchase an additional share of Common Stock. No fractional Warrants will be issued and purchasers must purchase an aggregate number of Units to permit the issuance of full Warrants only.

See “Description of Securities” on page S-25 for a complete description of the factors you should consider carefully before deciding to invest in our Securities.

Shares of Common Stock Outstanding After Offering	53,856,652 shares of Common Stock.(1)

How to Exercise Warrants	The Warrants will be evidenced by warrant certificates and may be exercised by completing the Exercise Notice form on the back of the warrant certificate and delivering it, together with payment of the exercise price, to NanoViricides, Inc., 135 Wood Street, Suite 205, West Haven, Connecticut 06516: Attention: Chief Financial Officer. Payment of the exercise price of the Warrants must be made by check or wire transfer or, in certain circumstances, by cashless exercise.

Other Terms of Warrants	Each Warrant entitles the holder to purchase . one common share at a price of $6.05 per share. The Warrants will expire five (5) years from the date of issue and may not be exercised after that date. The number of shares issuable upon the exercise of the Warrants and the exercise price per share will be proportionally adjusted in the event of a stock split, stock dividend, combination, or recapitalization of the common shares or, as a result of certain other transactions. See “DESCRIPTION OF SECURITIES.”

Risk Factors	Investing in our common shares and warrants involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading "RISK FACTORS" on page S-7 of this prospectus supplement and page 5 of the accompanying prospectus, and under similar headings in the other documents, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Use of proceeds	We estimate that our net proceeds from the Closing will be approximately $18,778,431.47, after deducting the placement agent fee and estimated expenses payable by us in connection with such closing. We intend to use the net proceeds from this offering for working capital and general corporate purposes.

Market for the Common Stock	Our Common Stock trades on the NYSE MKT under the symbol “NNVC.” However, there is no established public trading market for the Warrants, and we do not expect a market to develop.

Risk factors	See “Risk Factors” beginning on page S-7 for a discussion of factors you should consider carefully before deciding to invest in our securities.

(1) The number of shares of our Common Stock to be outstanding after this offering is based on approximately 50,041,367 shares outstanding as of January 22, 2014; and excludes as of such date:

S-5

•	approximately 535,000 common shares reserved for issuance upon the exercise of current outstanding options, approximately 1,237,000 common shares reserved for issuance upon conversion of convertible debentures

•	approximately 6,316,000 common shares reserved for issuance upon the exercise of current outstanding warrants, and 76,306 common shares underlying placement agent warrants anticipated to be issued simultaneously with the securities offered hereby.

•	approximately 10,538,000 common shares, underlying shares of preferred stock.

•	2,479,935 shares of Common Stock underlying the Warrants in this offering.

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RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. You should carefully consider the Risk Factors contained in our most recent annual report on Form 10-K, as updated or supplemented by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K to the extent filed, each of which are incorporated herein by reference and the following Risk Factors, as the same may be updated from time to time by our future filings under the Exchange Act, before making an investment decision. If any of such Risk Factors actually occur, our business, results of operations, financial condition and cash flows could be materially adversely affected, the trading price of our Common Stock could decline significantly, and you might lose all or part of your investment.

Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our Common Stock could decline, and you could lose all or part of your investment, or our use of the offering proceeds may not yield a favorable return on your investment. You should also refer to our financial statements and the notes to those statements, which are incorporated by reference in this prospectus supplement.

Risks Relating to the Offering

There is no public market for the Units or Warrants and prospective investors may not be able to resell their shares at or above the offering price, if at all.

There is no market for our Company’s Units or the Warrants contained in the Units and no assurance can be given that an active trading market will develop for our Common Stock or, if one does develop, that it will be maintained. In the absence of an active public trading market, an investor may be unable to liquidate his investment in our Company. The offering price of this Offering is not indicative of future market prices.

The stock market in general may experience extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of the Common Stock, which could cause a decline in the value of the Common Stock. Prospective investors should also be aware that price volatility may be worse if the trading volume of the Common Stock is low.

The price of our Common Stock may be volatile and your investment in our Common Stock could suffer a decline in value.

As of January 17, 2014, the last trade price of our Common Stock, as quoted on the NYSE MKT, was $6.05. The price may fluctuate significantly in response to a number of factors, many of which are beyond our control. These factors include:

•	progress of our products through the regulatory process;
•	results of preclinical studies and clinical trials;
•	announcements of technological innovations or new products by us or our competitors;
•	government regulatory action affecting our products or our competitors' products in both the United States and foreign countries;
•	developments or disputes concerning patent or proprietary rights;
•	general market conditions for emerging growth and pharmaceutical companies;
•	economic conditions in the United States or abroad;
•	actual or anticipated fluctuations in our operating results;
•	broad market fluctuations; and
•	changes in financial estimates by securities analysts.

A significant number of our Company’s shares will be eligible for sale, and their sale could depress the market price of our Company’s stock.

As of January 22, 2014, of approximately 53,856,652 issued and outstanding shares of our Company’s Common Stock approximately 16,293,000 shares were restricted securities as defined under Rule 144 of the Securities Act of 1933, as amended (the “Act”) and under certain circumstances may be resold without registration pursuant to Rule 144.

Approximately 4,130,656 shares of our restricted shares of Common Stock are held by non-affiliates who may avail themselves of the public information requirements and sell their shares in accordance with Rule 144. As a result, some or all of these shares may be sold in accordance with Rule 144 potentially causing the price of our Company’s shares to decline.

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In general, under Rule 144, a person (or persons whose shares are aggregated) who is not an Affiliate, as such term is defined in Rule 144(a)(1), of our Company and who has satisfied a six month holding period, may sell their shares without any limitation, so long as we continue to file our reports with the Commission. Rule 144 also permits, under certain circumstances, the sale of securities, by Affiliates of our Company who have satisfied a one year holding, within any three-month period, a number of shares which does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Any substantial sale of our Company's Common Stock pursuant to Rule 144 may have an adverse effect on the market price of our Company’s shares.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We have not paid any cash dividends on our Common Stock and do not intend to pay cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Any credit agreements, which we may enter into with institutional lenders, may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and any other factors that the board of directors decides is relevant. Therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We may issue additional equity shares to fund our Company’s operational requirements which would dilute your share ownership.

Our Company's continued viability depends on its ability to raise capital. Changes in economic, regulatory or competitive conditions may lead to cost increases. Management may also determine that it is in the best interest of our Company to develop new services or products. In any such case additional financing is required for our Company to meet its operational requirements. There can be no assurances that our Company will be able to obtain such financing on terms acceptable to our Company and at times required by our Company, if at all. In such event, our Company may be required to materially alter its business plan or curtail all or a part of its operational plans. The sale or the proposed sale of substantial amounts of our Common Stock in the public markets may adversely affect the market price of our Common Stock and our stock price may decline substantially.

Risks Related to the Securities Markets and Investments in our Common Stock

If we do not meet the continued listing standards of the NYSE MKT our common stock could be delisted from trading, which could limit investors’ ability to make transactions in our common stock and subject us to additional trading restrictions.

As of September 25, 2013, our common stock is listed on the NYSE MKT, a national securities exchange, which imposes continued listing requirements with respect to listed shares. If, however, we fail to satisfy the continued listing standards, such as, for example, the requirement that our shares not trade “for a substantial period of time at a low price per share” or that we not dispose of our principal operating assets or discontinue a substantial portion of our operations, among other requirements, the NYSE MKT may issue another non-compliance letter or initiate delisting proceedings.

If our securities are delisted from trading on the NYSE MKT and we are not able to list our securities on another exchange or to have them quoted on NASDAQ, our securities could be quoted on the OTC Bulletin Board or on the “pink sheets.” As a result, we could face significant adverse consequences including:

•	a limited availability of market quotations for our securities;
•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
•	a limited amount of news and analyst coverage for us; and
•	a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3 or obtain additional financing in the future).

Our Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will reduce or might eliminate our profitability.

Our Company is required to file periodic reports with the Commission pursuant to the Exchange Act and the rules and regulations promulgated thereunder. To comply with these requirements, our independent registered auditors will have to review our quarterly financial statements and audit our annual financial statements. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time, because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, the trading price of our Common Stock, if a market ever develops, could drop significantly, or we could become subject to Commission enforcement proceedings.

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As currently required under Section 404 of the Sarbanes-Oxley Act of 2002, we are required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. The Company conducted an evaluation of the effectiveness of its internal control over financial reporting as of June 30, 2013. Based on its evaluation, the Company concluded that its internal controls over financial reporting were effective to provide reasonable assurance that information required to be disclosed is recorded, processed, summarized and reported within the time periods specified by the rules and forms of the Commission. The material weakness relates to a lack of a functioning audit committee and a lack of outside directors on the Company’s Board. The report of our independent registered public accounting firm for the period ending June 30, 2013 indicated that our internal control over financial reporting was effective as of June 30, 2013. We expect to continue to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing, and remediation required to comply with the management certification and auditor attestation requirements.

If we continue to fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented, or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results would be harmed, investors could lose confidence in our reported financial information, the trading price of our Common Stock, if a market ever develops, could drop significantly, or we could become subject to the Commission’s enforcement proceedings.

Our Common Stock may be considered a “penny stock” and may be difficult to sell.

The Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Historically, the price of our Common Stock has fluctuated greatly. If, the market price of the Common Stock is less than $5.00 per share it therefore may be designated as a “penny stock” according to Commission rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

Our stock price may be volatile and your investment in our common stock could suffer a decline in value.

The price of our common stock, as quoted on the NYSE MKT may fluctuate significantly in response to a number of factors, many of which are beyond our control. These factors include:

•	progress of our products through the regulatory process;
•	results of preclinical studies and clinical trials;
•	announcements of technological innovations or new products by us or our competitors;
•	government regulatory action affecting our products or our competitors' products in both the United States and foreign countries;
•	developments or disputes concerning patent or proprietary rights;
•	general market conditions for emerging growth and pharmaceutical companies;
•	economic conditions in the United States or abroad;
•	actual or anticipated fluctuations in our operating results;
•	broad market fluctuations; and
•	changes in financial estimates by securities analysts.

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There is a risk of market fraud.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. We are aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

As of September 25, 2013, our common stock is listed on the NYSE MKT national exchange. However, shareholders should be aware that the occurrence of the above-mentioned patterns and practices cannot be entirely precluded and that the occurrence of these patterns or practices could increase the volatility of our share price.

A registration of a significant amount of our outstanding restricted stock may have a negative effect on the trading price of our stock.

At January 22, 2014 shareholders of the Company had approximately 16,293,000 shares of restricted stock, or approximately 33% of the outstanding common stock. If we were to file a registration statement including all of these shares, and the registration is allowed by the SEC, these shares would be freely tradable upon the effectiveness of the planned registration statement. If investors holding a significant number of freely tradable shares decide to sell them in a short period of time following the effectiveness of a registration statement, such sales could contribute to significant downward pressure on the price of our stock.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Any credit agreements, which we may enter into with institutional lenders, may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and any other factors that the board of directors decides is relevant. Therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We may issue additional equity shares to fund the Company’s operational requirements, which would dilute share ownership.

The Company's continued viability depends on its ability to raise capital. Changes in economic, regulatory or competitive conditions may lead to cost increases. Management may also determine that it is in the best interest of the Company to develop new services or products. In any such case additional financing is required for the Company to meet its operational requirements. There can be no assurances that the Company will be able to obtain such financing on terms acceptable to the Company and at times required by the Company, if at all. In such event, the Company may be required to materially alter its business plan or curtail all or a part of its operational plans as detailed further in Management’s Discussion and Analysis in this Form 10-K. While the Company currently has no offers to sell its securities to obtain financing, sale or the proposed sale of substantial amounts of our common stock in the public markets may adversely affect the market price of our common stock and our stock price may decline substantially. In the event that the Company is unable to raise or borrow additional funds, the Company may be required to curtail significantly its operational plans as further detailed in Requirements for Additional Capital in the Management Discussion and Analysis of this Form 10-K.

The Company is authorized to issue up to 85,714,286 total shares of Common Stock on a post-split basis without additional approval by shareholders. As of January 22, 2014, we had approximately 50,041,367 shares of common stock outstanding, and warrants and options convertible to approximately 6,852,000 shares of common stock outstanding.

Large amounts of our common stock will be eligible for resale under Rule 144.

As of January 22, 2014, approximately 16,293,000 issued and outstanding shares of the Company’s common stock were restricted securities as defined under Rule 144 of the Securities Act of 1933, as amended (the “Act”) and under certain circumstances may be resold without registration pursuant to Rule 144.

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Approximately 4,130,000 shares of our restricted shares of common stock (as adjusted) are held by non-affiliates who may avail themselves of the public information requirements and sell their shares in accordance with Rule 144. As a result, some or all of these shares may be sold in accordance with Rule 144 potentially causing the price of the Company’s shares to decline.

In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a six month holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an Affiliate, as such term is defined in Rule 144(a)(1), of the Company and who has satisfied a one-year holding period. Any substantial sale of the Company's common stock pursuant to Rule 144 may have an adverse effect on the market price of the Company’s shares. This filing will satisfy certain public information requirements necessary for such shares to be sold under Rule 144.

The requirements of complying with the Sarbanes-Oxley act may strain our resources and distract management.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002. The costs associated with these requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. Historically, as a private company we have maintained a small accounting staff, but in order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant additional resources and management oversight will be required. This includes, among other things, retaining independent public accountants. This effort may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire additional accounting and financial persons with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion.

Sales of additional equity securities may adversely affect the market price of our common stock and your rights in the Company may be reduced.

We expect to continue to incur drug development and selling, general and administrative costs, and in order to satisfy our funding requirements, we may need to sell additional equity securities. Our stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. Also, any new securities issued may have greater rights, preferences or privileges than our existing common stock that may adversely affect the market price of our common stock and our stock price may decline substantially.

Risks Specific to our Company

Our company is a development stage company that has no products approved for commercial sale, has never generated any revenues and may never achieve revenues or profitability.

Our company is a development stage company that has no products approved for commercial sale, has never generated any revenues and may never achieve revenues or profitability. We are a development stage biopharmaceutical company. Currently, we have no products approved for commercial sale and, to date, we have not generated any revenues. Our ability to generate revenue depends heavily on:

•	demonstration and proof of principle in pre-clinical trials that a nanoviricide is safe and effective;
•	successful development of our first product candidates FluCide, Nanoviricide Eye Drops, HIVCide, HerpeCide or another one of the drug candidates in our pipeline;
•	our ability to seek and obtain regulatory approvals, including with respect to the indications we are seeking;
•	the successful commercialization of our product candidates; and
•	market acceptance of our products.

All of our existing product candidates are in early stages of development. It will be several years, if ever, until we have a commercial drug product available for resale. If we do not successfully develop and commercialize these products, we will not achieve revenues or profitability in the foreseeable future, if at all. If we are unable to generate revenues or achieve profitability, we may be unable to continue our operations.

We are a development stage company with a limited operating history, making it difficult for you to evaluate our business and your investment. We are in the development stage and our operations and the development of our proposed products are subject to all of the risks inherent in the establishment of a new business enterprise, including but not limited to:

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•	the absence of an operating history;
•	the lack of commercialized products;
•	insufficient capital;
•	expected substantial and continual losses for the foreseeable future;
•	limited experience in dealing with regulatory issues; the lack of manufacturing experience and limited marketing experience;
•	an expected reliance on third parties for the development and commercialization of our proposed products;
•	a competitive environment characterized by numerous, well-established and well capitalized competitors; and
•	reliance on key personnel.

Because we are subject to these risks, you may have a difficult time evaluating our business and your investment in our company.

Our ability to become profitable depends primarily on the following factors:

•	our ability to develop drugs, obtain approval for such drugs, and if approved, to successfully commercialize our nanoviricide drug(s);
•	our R&D efforts, including the timing and cost of clinical trials; and
•	our ability to enter into favorable alliances with third-parties who can provide substantial capabilities in clinical development, regulatory affairs, sales, marketing and distribution.

Even if we successfully develop and market our drug candidates, we may not generate sufficient or sustainable revenue to achieve or sustain profitability.

We have incurred significant operating losses and may not ever be profitable. As of September 30, 2013, we had a cash and cash equivalent balance of $19,200,822. Also, the Company has incurred significant operating losses since its inception, resulting in an accumulated deficit of $44,572,564 at September 30, 2013. Such losses are expected to continue for the foreseeable future. The Company estimates that it has sufficient cash to support current operations through June, 2015.

We will need to raise substantial additional capital in the future to fund our operations and we may be unable to raise such funds when needed and on acceptable terms.

We currently do not have sufficient resources to complete the development and commercialization of any of our proposed products. As of September 30, 2013, we have a cash and cash equivalent balance of $19,200,822 which will be sufficient to fund our operations for the next twenty four months at our budgeted rate of expenditures.

In the event that we cannot obtain acceptable financing, or that we are unable to secure additional financing on acceptable terms, we would be unable to complete development of our various drug candidates. This would necessitate implementing staff reductions and operational adjustments that would include reductions in the following business areas:

•	research and development programs;
•	preclinical studies and clinical trials; material characterization studies, regulatory processes;
•	establishment of our own laboratory or a search for third party marketing partners to market our products for us.

The amount of capital we may need will depend on many factors, including the:

•	progress, timing and scope of our research and development programs;
•	progress, timing and scope of our preclinical studies and clinical trials;
•	time and cost necessary to obtain regulatory approvals;
•	time and cost necessary to establish our own marketing capabilities or to seek marketing partners;
•	time and cost necessary to respond to technological and market developments;
•	changes made or new developments in our existing collaborative, licensing and other commercial relationships; and
•	new collaborative, licensing and other commercial relationships that we may establish.

Our fixed expenses, such as rent, license payments and other contractual commitments, may increase in the future, as we may:

•	enter into leases for new facilities and capital equipment;
•	enter into additional licenses and collaborative agreements; and
•	incur additional expenses associated with being a public company.

We have limited experience in drug development and may not be able to successfully develop any drugs.

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Until the formation of NanoViricide, Inc. (the Company's predecessor prior to the reverse merger in 2005) our management and key personnel had no experience in pharmaceutical drug development and, consequently, may not be able to successfully develop any drugs. Our ability to achieve revenues and profitability in our business will depend, among other things, on our ability to:

•	develop products internally or obtain rights to them from others on favorable terms;
•	complete laboratory testing and human studies;
•	obtain and maintain necessary intellectual property rights to our products;
•	successfully complete regulatory review to obtain requisite governmental agency approvals;
•	enter into arrangements with third parties to manufacture our products on our behalf; and
•	enter into arrangements with third parties to provide sales and marketing functions.

Development of pharmaceutical products is a time-consuming process, subject to a number of factors, many of which are outside of our control. Consequently, we can provide no assurance of the successful and timely development of new drugs.

Our drug candidates are in their developmental stage. Further development and extensive testing will be required to determine their technical feasibility and commercial viability. Our success will depend on our ability to achieve scientific and technological advances and to translate such advances into reliable, commercially competitive drugs on a timely basis. Drugs that we may develop are not likely to be commercially available for a number of years. The proposed development schedules for our drug candidates may be affected by a variety of factors, including technological difficulties, proprietary technology of others, and changes in government regulation, many of which will not be within our control. Any delay in the development, introduction or marketing of our drug candidates could result either in such drugs being marketed at a time when their cost and performance characteristics would not be competitive in the marketplace or in the shortening of their commercial lives. In light of the long-term nature of our projects, the unproven technology involved and the other factors described elsewhere in “Risk Factors”, we may not be able to complete successfully the development or marketing of any drugs.

We may fail to successfully develop and commercialize our drug candidates because they:

•	are found to be unsafe or ineffective in clinical trials;
•	do not receive necessary approval from the FDA or foreign regulatory agencies;
•	fail to conform to a changing standard of care for the diseases they seek to treat; or
•	are less effective or more expensive than current or alternative treatment methods.

Drug development failure can occur at any stage of clinical trials and as a result of many factors and there can be no assurance that we or our collaborators will reach our anticipated clinical targets. Even if we or our collaborators complete our clinical trials, we do not know what the long-term effects of exposure to our drug candidates will be. Furthermore, our drug candidates may be used in combination with other treatments and there can be no assurance that such use will not lead to unique safety issues. Failure to complete clinical trials or to prove that our drug candidates are safe and effective would have a material adverse effect on our ability to generate revenue and could require us to reduce the scope of or discontinue our operations.

We must comply with significant and complex government regulations, compliance with which may delay or prevent the commercialization of our drug candidates.

The R&D, manufacture and marketing of drug candidates are subject to regulation, primarily by the FDA in the United States and by comparable authorities in other countries. These national agencies and other federal, state, local and foreign entities regulate, among other things, R&D activities (including testing in primates and in humans) and the testing, manufacturing, handling, labeling, storage, record keeping, approval, advertising and promotion of the products that we are developing. Noncompliance with applicable requirements can result in various adverse consequences, including approval delays or refusals to approve drug licenses or other applications, suspension or termination of clinical investigations, revocation of approvals previously granted, fines, criminal prosecution, recalls or seizures of products, injunctions against shipping drugs and total or partial suspension of production and/or refusal to allow a company to enter into governmental supply contracts.

The process of obtaining FDA approval has historically been costly and time consuming. Current FDA requirements for a new human drug or biological product to be marketed in the United States include: (1) the successful conclusion of pre-clinical laboratory and animal tests, if appropriate, to gain preliminary information on the product’s safety; (2) filing with the FDA of an IND application to conduct human clinical trials for drugs or biologics; (3) the successful completion of adequate and well-controlled human clinical investigations to establish the safety and efficacy of the product for its recommended use; and (4) filing by a company and acceptance and approval by the FDA of a New Drug Application, or NDA, for a drug product or a biological license application, or BLA, for a biological product to allow commercial distribution of the drug or biologic. A delay in one or more of the procedural steps outlined above could be harmful to us in terms of getting our drug candidates through clinical testing and to market.

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The FDA reviews the results of the clinical trials and may order the temporary or permanent discontinuation of clinical trials at any time if it believes the drug candidate exposes clinical subjects to an unacceptable health risk. Investigational drugs used in clinical studies must be produced in compliance with current good manufacturing practice, or GMP, rules pursuant to FDA regulations.

Sales outside the United States of products that we develop will also be subject to regulatory requirements governing human clinical trials and marketing for drugs and biological products and devices. The requirements vary widely from country to country, but typically the registration and approval process takes several years and requires significant resources. In most cases, even if the FDA has not approved a product for sale in the United States, the product may be exported to any country if it complies with the laws of that country and has valid marketing authorization by the appropriate authority. There are specific

FDA regulations that govern this process.

We also are subject to the following risks and obligations, related to the approval of our products:

•	The FDA or foreign regulators may interpret data from pre-clinical testing and clinical trials in different ways than we interpret them.
•	If regulatory approval of a product is granted, the approval may be limited to specific indications or limited with respect to its distribution.
•	In addition, many foreign countries control pricing and coverage under their respective national social security systems.
•	The FDA or foreign regulators may not approve our manufacturing processes or manufacturing facilities.
•	The FDA or foreign regulators may change their approval policies or adopt new regulations.
•	Even if regulatory approval for any product is obtained, the marketing license will be subject to continual review, and newly discovered or developed safety or effectiveness data may result in suspension or revocation of the marketing license.
•	If regulatory approval of the product candidate is granted, the marketing of that product would be subject to adverse event reporting requirements and a general prohibition against promoting products for unapproved or “off-label” uses.
•	In some foreign countries, we may be subject to official release requirements that require each batch of the product we produce to be officially released by regulatory authorities prior to its distribution by us.
•	We will be subject to continual regulatory review and periodic inspection and approval of manufacturing modifications, including compliance with current GMP regulations.

We can provide no assurance that our drug candidates will obtain regulatory approval or that the results of clinical studies will be favorable.

The Company reports summaries of its studies as the data become available to the Company, after analyzing and verifying same, in its press releases.

In accord with our work-plan we filed a pre-IND application with the US FDA, and held a meeting with the US FDA for our anti-influenza drug candidate, NV-INF-1 in March, 2012. Subsequent to that, we have a developed an orally available anti-influenza drug candidate based on our nanoviricides technology. This may be the first time ever that a targeted nanomedicine with activity when given orally has been developed and such activity demonstrated in vivo. We are now performing certain preclinical animal studies on this drug candidate. A set of these studies is designed to evaluate the safety and toxicology in animal models. Another set of the studies is designed to evaluate the pharmacokinetics and pharmacodynamics of the drug in animals. In addition, we have begun to perform efficacy studies using multiple different unrelated types and subtypes of influenza viruses in order to assess the broad-spectrum anti-influenza activity of our drug candidates. The efficacy studies are being performed in various in vitro (cell culture) models as well as in vivo (animal) models. In addition, we are performing certain chemical and physical characterizations, chemistry synthesis process optimizations, and quality control and quality assurance studies. Further, we need to scale up the syntheses to a larger scale of about 1kg. These chemistry, characterization, manufacturing, and quality studies will form part of the CMC package (Chemistry, Manufacturing, and Controls). The data will then be used to file an IND application or its overseas equivalent, towards the goal of obtaining regulatory approval for testing the drugs in humans.

On July 23, 2012 the Company announced that it had retained Australian Biologics Pty. Ltd, a regulatory affairs consulting firm, to coordinate the regulatory review and approval to conduct the first human trials in Australia for Flucide™, the Company’s broad spectrum anti-influenza drug. Australian Biologics Pty. Ltd will also facilitate clinical trial site selection and development of clinical trial agreements which we intend to pursue. The Company has previously retained the Biologics Consulting Group for helping us formulate our regulatory strategy, design the studies to be performed, and develop the IND application for submission to the US FDA.

The testing, marketing and manufacturing of any product for use in the United States will require approval from the FDA. We cannot predict with any certainty the amount of time necessary to obtain such FDA approval and whether any such approval will ultimately be granted. Preclinical and clinical trials may reveal that one or more products are ineffective or unsafe, in which event further development of such products could be seriously delayed or terminated. Moreover, obtaining approval for certain products may require testing on human subjects of substances whose effects on humans are not fully understood or documented. Delays in obtaining FDA or any other necessary regulatory approvals of any proposed drug and failure to receive such approvals would have an adverse effect on the drug’s potential commercial success and on our business, prospects, financial condition and results of operations. In addition, it is possible that a proposed drug may be found to be ineffective or unsafe due to conditions or facts that arise after development has been completed and regulatory approvals have been obtained. In this event, we may be required to withdraw such proposed drug from the market. To the extent that our success will depend on any regulatory approvals from government authorities outside of the United States that perform roles similar to that of the FDA, uncertainties similar to those stated above will also exist.

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Even if we obtain regulatory approvals, our marketed drug candidates will be subject to ongoing regulatory review. If we fail to comply with continuing U.S. and foreign regulations, we could lose our approvals to market these drugs and our business would be seriously harmed.

Following any initial regulatory approval of any drugs we may develop, we will also be subject to continuing regulatory review, including the review of adverse experiences and clinical results that are reported after our drug candidates are made commercially available. This would include results from any post-marketing tests or vigilance required as a condition of approval. The manufacturer and manufacturing facilities we use to make any of our drug candidates will also be subject to periodic review and inspection by the FDA. The discovery of any previously unknown problems with the drug, manufacturer or facility may result in restrictions on the drug or manufacturer or facility, including withdrawal of the drug from the market. If we are required to withdraw all or more of our drugs from the market, we may be unable to continue revenue generating operations. We do not have, and currently do not intend to develop, the ability to manufacture material for our clinical trials or on a commercial scale. Reliance on third-party manufacturers entails risks to which we would not be subject if we manufactured drugs ourselves, including reliance on the third-party manufacturer for regulatory compliance. Our drug promotion and advertising is also subject to regulatory requirements and continuing FDA review.

Development of our drug candidates requires a significant investment in R&D. Our R&D expenses in turn, are subject to variation based on a number of factors, many of which are outside of our control. A sudden or significant increase in our R&D expenses could materially and adversely impact our results of operations.

We have expended $23,978,281 on research and development (“R&D”) from inception through September 30, 2013.

We have an R&D and other costs budget of approximately $5,000,000 for the next 12 months. In the last three years we have established lead compounds against a number of viral diseases and completed proof of principle studies against a number of viral diseases. We now have lead drug compounds against all Influenzas, HIV, Viral diseases of the Eye, Oral and Genital Herpes, and Dengue viruses. We are currently working on identifying and establishing collaborations with pharmaceutical companies as well as government institutions for the purpose of co- development of these products. Notwithstanding these efforts, we will continue the development of these drugs, as well as our other drug development endeavors that include Rabies, Dengue viruses, and Ebola/Marburg viruses.

We currently have sufficient funds on hand to take a drug candidate into human clinical trials. We believe we will be pursuing Injectable FlucideTM as our first drug candidate for an IND and initiating human clinical trials. Beyond this development, we estimate that we may need approximately an additional $10M to $15M for human development of the Oral Fluicide and Denguecide drug candidates towards IND filing over the next 36-48 months. The additional funds will also be needed to pay additional personnel, increased subcontract costs related to the expansion and further development of our drug pipeline, and for additional capital and operational expenditures required to file the additional IND applications..

The Company will be unable to proceed with its business plan beyond June 30, 2015, without obtaining additional financing of approximately $10-15 million to support its budgeted Research and Development and other costs.

Because we expect to expend substantial resources on R&D, our success depends in large part on the results as well as the costs of our R&D. A failure in our R&D efforts or substantial increase in our R&D expenses would adversely affect our results of operations. R&D expenditures are uncertain and subject to much fluctuation. Factors affecting our R&D expenses include, but are not limited to:

•	the number and outcome of clinical studies we are planning to conduct; for example, our R&D expenses may increase based on the number of late-stage clinical studies that we may be required to conduct;
•	the number of drugs entering into pre-clinical development from research; for example, there is no guarantee that internal research efforts will succeed in generating sufficient data for us to make a positive development decision;
•	licensing activities, including the timing and amount of related development funding or milestone payments; for example, we may enter into agreements requiring us to pay a significant up-front fee for the purchase of in-process R&D that we may record as R&D expense.

We have no experience in conducting or supervising clinical trials and must outsource all clinical trials.

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We have no experience in conducting or supervising clinical trials that must be performed to obtain data to submit in concert with applications for approval by the Food and Drug Administration (“FDA”). The regulatory process to obtain approval for drugs for commercial sale involves numerous steps. Drugs are subjected to clinical trials that allow development of case studies to examine safety, efficacy, and other issues to ensure that sale of drugs meets the requirements set forth by various governmental agencies, including the FDA. In the event that our protocols do not meet standards set forth by the FDA, or that our data is not sufficient to allow such trials to validate our drugs in the face of such examination, we might not be able to meet the requirements that allow our drugs to be approved for sale.

Because we have no experience in conducting or supervising clinical trials, we must outsource our clinical trials to third parties. We have no control over their compliance with procedures and protocols used to complete clinical trails in accordance with standards required by the agencies that approve drugs for sale. If these subcontractors fail to meet these standards, the validation of our drugs would be adversely affected, causing a delay in our ability to meet revenue-generating operations.

We are subject to risks inherent in conducting clinical trials. The risk of non compliance with FDA-approved good clinical practices by clinical investigators, clinical sites, or data management services could delay or prevent us from developing or ever commercializing our drug candidates.

Agreements with clinical investigators and medical institutions for clinical testing and with other third parties for data management services place substantial responsibilities on these parties, which could result in delays in, or termination of, our clinical trials if these parties fail to perform as expected. For example, if any of our clinical trial sites fail to comply with FDA-approved good clinical practices, we may be unable to use the data gathered at those sites. If these clinical investigators, medical institutions or other third parties do not carry out their contractual duties or obligations or fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to their failure to adhere to our clinical protocols or for other reasons, our clinical trials may be extended, delayed or terminated, and we may be unable to obtain regulatory approval for or successfully commercialize our drug candidates.

We or regulators may suspend or terminate our clinical trials for a number of reasons. We may voluntarily suspend or terminate our clinical trials if at any time we believe that they present an unacceptable risk to the patients enrolled in our clinical trials. In addition, regulatory agencies may order the temporary or permanent discontinuation of our clinical trials at any time if they believe that the clinical trials are not being conducted in accordance with applicable regulatory requirements or that they present an unacceptable safety risk to the patients enrolled in our clinical trials.

Our clinical trial operations will be subject to regulatory inspections at any time. If regulatory inspectors conclude that we or our clinical trial sites are not in compliance with applicable regulatory requirements for conducting clinical trials, we may receive reports of observations or warning letters detailing deficiencies, and we will be required to implement corrective actions. If regulatory agencies deem our responses to be inadequate, or are dissatisfied with the corrective actions that we or our clinical trial sites have implemented, our clinical trials may be temporarily or permanently discontinued, we may be fined, we or our investigators may be precluded from conducting any ongoing or any future clinical trials, the government may refuse to approve our marketing applications or allow us to manufacture or market our drug candidates or we may be criminally prosecuted. If we are unable to complete clinical trials and have our products approved due to our failure to comply with regulatory requirements, we will be unable to commence revenue generating operations.

Efforts of government and third-party payors to contain or reduce the costs of health care may adversely affect our revenues even if we were to develop an FDA approved drug.

Our ability to earn sufficient returns on our drug candidates may depend in part on the extent to which government health administration authorities, private health coverage insurers and other organizations will provide reimbursement for the costs of such drugs and related treatments. Significant uncertainty exists as to the reimbursement status of newly approved health care drugs, and we do not know whether adequate third-party coverage will be available for our drug candidates. If our current and proposed drugs are not considered cost-effective, reimbursement to the consumers may not be available or sufficient to allow us to sell drugs on a competitive basis. The failure of the government and third-party payors to provide adequate coverage and reimbursement rates for our drug candidates could adversely affect the market acceptance of our drug candidates, our competitive position and our financial performance.

If we fail to comply with applicable continuing regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approval, product recalls and seizures, operating restrictions and criminal prosecutions.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information. Disclosure of our trade secrets or proprietary information could compromise any competitive advantage that we have.

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We depend upon confidentiality agreements with our officers, employees, consultants, and subcontractors to maintain the proprietary nature of the technology. These measures may not afford us sufficient or complete protection, and may not afford an adequate remedy in the event of an unauthorized disclosure of confidential information. In addition, others may independently develop technology similar to ours, otherwise avoiding the confidentiality agreements, or produce patents that would materially and adversely affect our business, prospects, financial condition, and results of operations.

We will rely upon licensed patents to protect our technology. We may be unable to obtain or protect such intellectual property rights, and we may be liable for infringing upon the intellectual property rights of others.

Our ability to compete effectively will depend on our ability to maintain the proprietary nature of our technologies and the proprietary technology of others with which we have entered into licensing agreements. We have exclusively licensed patent applications from TheraCour Pharma, Inc. and expect to file patents of our own in the coming years. There can be no assurance that any of these patent applications will ultimately result in the issuance of a patent with respect to the technology owned by us or licensed to us. The patent position of pharmaceutical or biotechnology companies, including ours, is generally uncertain and involves complex legal and factual considerations. The standards that the United States Patent and Trademark Office use to grant patents are not always applied predictably or uniformly and can change. There is also no uniform, worldwide policy regarding the subject matter and scope of claims granted or allowable in pharmaceutical or biotechnology patents. Accordingly, we do not know the degree of future protection for our proprietary rights or the breadth of claims that will be allowed in any patents issued to us or to others. Further, we rely on a combination of trade secrets, know-how, technology and nondisclosure, and other contractual agreements and technical measures to protect our rights in the technology. If any trade secret, know-how or other technology not protected by a patent were to be disclosed to or independently developed by a competitor, our business and financial condition could be materially adversely affected.

We do not believe that any of the drug candidates we are currently developing infringe upon the rights of any third parties nor are they infringed upon by third parties; however, there can be no assurance that our technology will not be found in the future to infringe upon the rights of others or be infringed upon by others. In such a case, others may assert infringement claims against us, and should we be found to infringe upon their patents, or otherwise impermissibly utilize their intellectual property, we might be forced to pay damages, potentially including treble damages, if we are found to have willfully infringed on such parties’ patent rights. In addition to any damages we might have to pay, we may be required to obtain licenses from the holders of this intellectual property, enter into royalty agreements, or redesign our drug candidates so as not to utilize this intellectual property, each of which may prove to be uneconomical or otherwise impossible. Conversely, we may not always be able to successfully pursue our claims against others that infringe upon our technology and the technology exclusively licensed from the TheraCour Pharma Inc. Thus, the proprietary nature of our technology or technology licensed by us may not provide adequate protection against competitors.

Moreover, the cost to us of any litigation or other proceeding relating to our patents and other intellectual property rights, even if resolved in our favor, could be substantial, and the litigation would divert our management’s efforts. Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue our operations.

Other companies or organizations may assert patent rights that prevent us from developing and commercializing our drug candidates.

We are in a relatively new scientific field that has generated many different patent applications from organizations and individuals seeking to obtain important patents in the field. Because the field is so new, very few of these patent applications have been fully processed by government patent offices around the world, and there is a great deal of uncertainty about which patents will issue, when, to whom, and with what claims. It is likely that there will be significant litigation and other proceedings, such as interference proceedings in various patent offices, relating to patent rights in the field. Others may attempt to invalidate our patents or other intellectual property rights. Even if our rights are not directly challenged, disputes among third parties could lead to the weakening or invalidation of those intellectual property rights.

Thus, it is possible that one or more organizations will hold patent rights to which we will need a license. Any license required under any patent may not be made available on commercially acceptable terms, if at all. In addition, such licenses are likely to be non-exclusive and, therefore, our competitors may have access to the same technology licensed to us. If we fail to obtain a required license and are unable to design around a patent, we may be unable to effectively market some of our technology and drug candidates, which could limit our ability to generate revenues or achieve profitability and possibly prevent us from generating revenue sufficient to sustain our operations.

We are dependent upon TheraCour Pharma Inc. for the rights to develop the products we intend to sell.

Our ability to develop, manufacture and sell the products the Company plans to develop is derived from our “Material Licensing Agreement” with TheraCour Pharma Inc. (“TheraCour”). While we hold the license in perpetuity, the Agreement may be terminated by TheraCour as a result of: the insolvency or bankruptcy proceedings by or against the Company, a general assignment by the Company to is creditors, the dissolution of the Company, cessation by the Company of business operations for ninety (90) days or more or the commencement by the Company or an affiliate to challenge or invalidate the issued patents.

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The Company does not hold the rights to any other patents nor does the Company conduct its own research and development to develop other products to manufacture and sell. If the Company’s Agreement with TheraCour is terminated, it is unlikely we will be able to commence revenue-generating operations or that the Company could continue operating at all.

We lack suitable facilities for clinical testing; reliance on third parties.

The Company does not have facilities that could be used to conduct clinical testing. We expect to contract with third parties to conduct all clinical testing required to obtain approvals for any drugs that we might develop. We currently outsource all clinical testing to a number of third parties in various collaborations and service contracts. In addition, KARD Scientific is not under contract to perform studies for us, and studies are commissioned with KARD on an as needed basis. Any of our collaborators or service providers may discontinue the service contract or collaboration. We will then be required to modify our priorities and goals, obtain other collaborators or service providers to replace the ones we lose, or we may even be forced to abandon certain drug development programs. In addition, any failures by third parties to adequately perform their responsibilities may delay the submission of our proposed products for regulatory approval, impair our ability to deliver our products on a timely basis or otherwise impair our competitive position.

We have limited manufacturing experience.

The Company has never manufactured products in the highly regulated environment of pharmaceutical manufacturing. There are numerous regulations and requirements that must be maintained to obtain licensure and the permits required to commence manufacturing, as well as additional requirements to continue manufacturing pharmaceutical products. We do not own or lease facilities currently that could be used to manufacture any products that might be developed by the Company, nor do we have the resources at this time to acquire or lease suitable facilities.

We have no sales and marketing personnel.

We are an early stage development Company with limited resources. We do not currently have any products available for sale, so have not secured sales and marketing staff at this early stage of operations. We cannot generate sales without sales or marketing staff and must rely on officers to provide any sales or marketing services until such staff are secured, if ever. Even if we were to successfully develop approvable drugs, we will not be able to sell these drugs if we or our third party manufacturers fail to comply with manufacturing regulations.

If we were to successfully develop approvable drugs, before we can begin selling these drugs, we must obtain regulatory approval of our manufacturing facility and process or the manufacturing facility and process of the third party or parties with whom we may outsource our manufacturing activities. In addition, the manufacture of our products must comply with the FDA's current Good Manufacturing Practices regulations, commonly known as GMP regulations. The GMP regulations govern quality control and documentation policies and procedures. Our manufacturing facilities, if any in the future and the manufacturing facilities of our third party manufacturers will be continually subject to inspection by the FDA and other state, local and foreign regulatory authorities, before and after product approval. We cannot guarantee that we, or any potential third party manufacturer of our products, will be able to comply with the GMP regulations or other applicable manufacturing regulations.

As of the date of this filing, we have three employees and several consultants and independent contractors. The only consultant/contractor that we consider critical to the Company is TheraCour, discussed in the next risk factor. KARD Scientific, another consultant/contractor is considered by the Company important but not critical as they are replaceable with moderate difficulty. All other consultant/contractors would be more readily replaceable. While the Company’s current operations cause it to be unlikely that we will need to grow and hire additional consultants, contractors or employees, if future preclinical studies of our nanoviricide drugs and technology show significant improvements in efficacy over existing drugs, we intend to expand our operations and staff materially. At that time our new employees may include a number of key managerial, technical, financial, R&D and operations personnel who will not have been fully integrated into our operations. We would expect the expansion of our business to place a significant strain on our limited managerial, operational and financial resources. We have no experience in integrating multiple employees. Therefore, there is a substantial risk that we will not be able to integrate new employees into our operations which would have a material adverse effect on our business, prospects, financial condition and results of operations.

We license our core technology from TheraCour Pharma Inc. and we are dependent upon them as they have exclusive development rights. If we lose the right to utilize any of the proprietary information that is the subject of this license agreement, we may incur substantial delays and costs in development of our drug candidates.

S-18

The Company has entered into a Material License Agreement with TheraCour Pharma, Inc. (“TheraCour”) (an approximately 23.24% shareholder of the Company’s common stock) whereby TheraCour has exclusive rights to develop exclusively for us, the materials that comprise the core drugs of our planned business. TheraCour is a development stage company with limited financial resources and needs the Company’s progress payments to further the development of the nanoviricides. The Company controls the research and work TheraCour performs on its behalf and no costs may be incurred without the prior authorization or approval of the Company.

Development costs charged by and paid to TheraCour Pharma, Inc. were $9,215,125 since inception through September 30, 2013. No royalties are due to TheraCour from the Company’s inception through September 30, 2013.

We depend on TheraCour and other third parties to perform manufacturing activities effectively and on a timely basis. If these third parties fail to perform as required, this could impair our ability to deliver our products on a timely basis or cause delays in our clinical trials and applications for regulatory approval, and these events could harm our competitive position and adversely affect our ability to commence revenue generating operations. The manufacturing process for pharmaceutical products is highly regulated, and regulators may shut down manufacturing facilities that they believe do not comply with regulations. We and our manufacturers are subject to the FDA’s current Good Manufacturing Practices, which are extensive regulations governing manufacturing processes, stability testing, record-keeping and quality standards and similar regulations are in effect in other countries. In addition, our manufacturing operations are subject to routine inspections by regulatory agencies.

Our collaborative relationships with third parties could cause us to expend significant resources and incur substantial business risk with no assurance of financial return.

We anticipate substantial reliance upon strategic collaborations for marketing and the commercialization of our drug candidates and we may rely even more on strategic collaborations for R&D of our other drug candidates. Our business depends on our ability to sell drugs to both government agencies and to the general pharmaceutical market. Offering our drug candidates for non-medical applications to government agencies does not require us to develop new sales, marketing or distribution capabilities beyond those already existing in the company. Selling antiviral drugs, however, does require such development. We plan to sell antiviral drugs through strategic partnerships with pharmaceutical companies. If we are unable to establish or manage such strategic collaborations on terms favorable to us in the future, our revenue and drug development may be limited. To date, we have not entered into any strategic collaborations with third parties capable of providing these services. In addition, we have not yet marketed or sold any of our drug candidates or entered into successful collaborations for these services in order to ultimately commercialize our drug candidates.

If we determine to enter into R&D collaborations during the early phases of drug development, our success will in part depend on the performance of our research collaborators. We will not directly control the amount or timing of resources devoted by our research collaborators to activities related to our drug candidates. Our research collaborators may not commit sufficient resources to our programs. If any research collaborator fails to commit sufficient resources, our preclinical or clinical development programs related to this collaboration could be delayed or terminated. Also, our collaborators may pursue existing or other development-stage products or alternative technologies in preference to those being developed in collaboration with us. Finally, if we fail to make required milestone or royalty payments to our collaborators or to observe other obligations in our agreements with them, our collaborators may have the right to terminate those agreements.

Manufacturers producing our drug candidates must follow current GMP regulations enforced by the FDA and foreign equivalents. If a manufacturer of our drug candidates does not conform to the current GMP regulations and cannot be brought up to such a standard, we will be required to find alternative manufacturers that do conform. This may be a long and difficult process, and may delay our ability to receive FDA or foreign regulatory approval of our drug candidates and cause us to fall behind on our business objectives.

Establishing strategic collaborations is difficult and time-consuming. Our discussion with potential collaborators may not lead to the establishment of collaborations on favorable terms, if at all. Potential collaborators may reject collaborations based upon their assessment of our financial, regulatory or intellectual property position. Even if we successfully establish new collaborations, these relationships may never result in the successful development or commercialization of our drug candidates or the generation of sales revenue. To the extent that we enter into collaborative arrangements, our drug revenues are likely to be lower than if we directly marketed and sold any drugs that we may develop.

Management of our relationships with our collaborators will require:

•	significant time and effort from our management team;
•	coordination of our marketing and R&D programs with the marketing and R&D priorities of our collaborators; and
•	effective allocation of our resources to multiple projects.

We employ the use of certain chemical and biological agents and compounds that may be deemed hazardous and we are therefore subject to various environmental laws and regulations. Compliance with these laws and regulations may result in significant costs, which could materially reduce our ability to become profitable.

S-19

We use hazardous materials, including chemicals and biological agents and compounds that could be dangerous to human health and safety or the environment. As appropriate, we safely store these materials and wastes resulting from their use at our laboratory facility pending their ultimate use or disposal. We contract with a third party to properly dispose of these materials and wastes. We are subject to a variety of federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of these materials and wastes. We may incur significant costs complying with environmental laws and regulations adopted in the future.

If we use biological and hazardous materials in a manner that causes injury, we may be liable for damages.

Our R&D and manufacturing activities will involve the use of biological and hazardous materials. Although we believe our safety procedures for handling and disposing of these materials comply with federal, state and local laws and regulations, we cannot entirely eliminate the risk of accidental injury or contamination from the use, storage, handling or disposal of these materials. We carry $1,000,000 casualty and general liability insurance policies. Accordingly, in the event of contamination or injury, we could be held liable for damages or penalized with fines in an amount exceeding our resources and insurance coverage, and our clinical trials or regulatory approvals could be suspended.

We may not be able to attract and retain highly skilled personnel.

Our ability to attract and retain highly skilled personnel is critical to our operations and expansion. We face competition for these types of personnel from other pharmaceutical companies and more established organizations, many of which have significantly larger operations and greater financial, technical, human and other resources than us. We may not be successful in attracting and retaining qualified personnel on a timely basis, on competitive terms, or at all. If we are not successful in attracting and retaining these personnel, our business, prospects, financial condition and results of operations will be materially and adversely affected.

We depend upon our senior management and their loss or unavailability could put us at a competitive disadvantage.

We currently depend upon the efforts and abilities of our management team. The loss or unavailability of the services of any of these individuals for any significant period of time could have a material adverse effect on our business, prospects, financial condition and results of operations. We have not obtained, do not own, nor are we the beneficiary of key-person life insurance for all of our key personnel.

The Company believes that its two executive officers, Eugene Seymour, Chief Executive Officer and Chief Financial Officer and Anil Diwan, President and Chairman of Board, are critical to the success of the Company. The Company is a limited beneficiary of a certain amount of key man insurance for these two executive officers that the Company maintains. However there can be no assurances that the amount of the key man insurance coverage would be sufficient to provide replacement of these key officers for continuing the Company’s operations in a timely manner, should such an event arise.

The Company also maintains a limited amount of Directors and Officers Liability insurance coverage to protect all of its directors and executive officers taken together. There can be no assurance that this D&O coverage will be sufficient to cover the costs of the events that may lead to its invocation, in which case, there could be a substantial impact on the Company’s ability to continue operations, should such an unforeseen event occur.

On March 3, 2010, the Company entered into employment agreements with its two executive officers, Eugene Seymour, Chief Executive Officer and Chief Financial Officer and Anil Diwan, President and Chairman of Board. Both agreements provide a minimum annual base salary of $250,000 for a term of four years. In addition, Dr. Seymour and Dr. Diwan were eligible for an increase in base salary to $275,000 once the Company consummated a financing with gross proceeds of at least $5,000,000. Also, the base salary shall increase to $300,000 for Dr. Seymour and $300,000 for Dr. Diwan if the Company becomes listed on a national stock exchange.

As additional compensation under the employment agreements, the Company issued 71,429 (as adjusted) shares of the Company’s Series A Convertible Preferred Stock and shall issue an additional 71,429 (as adjusted) shares of Series A Convertible Preferred Stock on each anniversary of the respective employment agreements.

On March 3, 2010, the Company entered into an employment agreement with Dr. Jayant Tatake to serve as Vice President of Research and Development. The employment agreement provides for a term of four years with a base salary of $150,000. In addition, the Company issued 26,786 (as adjusted) shares of Series A Convertible Preferred Stock and 35,715 (as adjusted) shares of common stock, and will issue an additional 26,786 (as adjusted) shares of Series A Convertible Preferred Stock and 35,715 (as adjusted) shares of common stock on each anniversary date of the agreement.

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On March 3, 2010, the Company entered into an employment agreement with Dr. Randall Barton to serve as Chief Scientific Officer. The employment agreement provides for a term of four years with a base salary of $150,000. In addition, the Company issued 35,715 (as adjusted) shares of common stock, and will issue an additional 35,715 (as adjusted) shares of common stock on each anniversary date of the agreement.

There are conflicts of interest among our officers, directors and stockholders.

Certain of our executive officers and directors and their affiliates are engaged in other activities and have interests in other entities on their own behalf or on behalf of other persons. Neither we nor our stockholders will have any rights in these ventures or their income or profits. Specifically, Anil Diwan owns approximately 70% of the capital stock of TheraCour Pharma, Inc. which owns approximately twenty-one percent (21%) of our Common Stock, provides the Company the nanomaterials with which it intends to develop its products and is the holder of the intellectual property rights the Company uses to conduct its operations. While the Company is not aware of any conflict that has arisen or any transaction that has not been conducted on an arm’s length basis to date, Dr. Diwan may have conflicting fiduciary duties between the Company and TheraCour.

Currently, the Company does not have any policy in place to deal with such should such a conflict arise.

In particular:

•	Our executive officers or directors or their affiliates may have an economic interest in, or other business relationship with, partner companies that invest in us.
•	Our executive officers or directors or their affiliates have interests in entities that provide products or services to us.

In any of these cases:

•	Our executive officers or directors may have a conflict between our current interests and their personal financial and other interests in another business venture.
•	Our executive officers or directors may have conflicting fiduciary duties to us and the other entity.
•

The terms of transactions with the other entity may not be subject to arm’s length negotiations and therefore may be on terms less favorable to us than those that could be procured through arm’s length negotiations.

We anticipate entering into contracts with various U.S. government agencies. In contracting with government agencies, we will be subject to various federal contract requirements. Future sales to U.S. government agencies will depend, in part, on our ability to meet these requirements, certain of which we may not be able to satisfy.

We may enter into contracts with various U.S. government agencies which have special contracting requirements that give the government agency various rights or impose on the other party various obligations that can make the contracts less favorable to the non- government party. Consequently, if a large portion of our revenue is attributable to these contracts, our business may be adversely affected should the governmental parties exercise any of these additional rights or impose any of these additional obligations.

U.S. government contracts typically contain unfavorable termination provisions and are subject to audit and modification by the government at its sole discretion, which subjects us to additional risks. These risks include the ability of the U.S. government to unilaterally:

•	suspend or prevent us for a set period of time from receiving new contracts or extending existing contracts based on violations or suspected violations of laws or regulations;
•	terminate our existing contracts;
•	reduce the scope and value of our existing contracts;
•	audit and object to our contract-related costs and fees, including allocated indirect costs;
•	control and potentially prohibit the export of our drug candidates; and
•	change certain terms and conditions in our contracts.

The U.S. government may terminate any of its contracts with us either for its convenience or if we default by failing to perform in accordance with the contract schedule and terms. Termination for convenience provisions generally enable us to recover only our costs incurred or committed, and settlement expenses and profit on the work completed prior to termination. Termination for default provisions do not permit these recoveries and make us liable for excess costs incurred by the U.S. government in procuring undelivered items from another source.

As a U.S. government contractor, we may become subject to periodic audits and reviews. Based on the results of these audits, the U.S. government may adjust our contract-related costs and fees, including allocated indirect costs. As part of any such audit or review, the U.S. government may review the adequacy of, and our compliance with, our internal control systems and policies, including those relating to our purchasing, property, compensation and/or management information systems. In addition, if an audit or review uncovers any improper or illegal activity, we may be subject to civil and criminal penalties and administrative sanctions, including termination of our contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the U.S. government. We could also suffer serious harm to our reputation if allegations of impropriety were made against us. In addition, under U.S. government purchasing regulations, some of our costs, including most financing costs, amortization of intangible assets, portions of our R&D costs and some marketing expenses, may not be reimbursable or allowed under our contracts. Further, as a U.S. government contractor, we may become subject to an increased risk of investigations, criminal prosecution, civil fraud, whistleblower lawsuits and other legal actions and liabilities to which purely private sector companies are not.

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We may fail to obtain contracts to supply the U.S. government, and we may be unable to commercialize our drug candidates.

The U.S. government has undertaken commitments to help secure improved countermeasures against bio-terrorism. The process of obtaining government contracts is lengthy and uncertain, and we must compete for each contract. Moreover, the award of one government contract does not necessarily secure the award of future contracts covering the same drug. If the U.S. government makes significant future contract awards for the supply of its emergency stockpile to our competitors, our business will be harmed and it is unlikely that we will be able to ultimately commercialize our competitive drug candidate.

In addition, the determination of when and whether a drug is ready for large scale purchase and potential use will be made by the government through consultation with a number of government agencies, including the FDA, the NIH, the CDC and the Department of Homeland Security. Congress has approved measures to accelerate the development of bio-defense drugs through NIH funding, the review process by the FDA and the final government procurement contracting authority. While this may help speed the approval of our drug candidates, it may also encourage competitors to develop their own drug candidates.

The market for government stockpiling of H5N1 medicines and other antiviral drugs in the Strategic National Stockpile is fairly new and uncertain.

At the present many governments have already stockpiled influenza medicines for H5N1. We cannot predict with certainty the size of the market, if any for all of the antiviral drugs that the governments may want to stockpile. Consequently, we cannot predict whether sales, if any, to governments will be sufficient to fund our business plan and commence revenue-generating operations.

If the U.S. government fails to continue funding bio-defense drug candidate development efforts or fails to purchase sufficient quantities of any future bio-defense drug candidate, we may be unable to generate sufficient revenues to continue operations.

We hope to receive funding from the U.S. government for the development of our bio-defense drug candidates. Changes in government budgets and agendas, however, may result in future funding being decreased and de-prioritized, and government contracts typically contain provisions that permit cancellation in the event that funds are unavailable to the government agency. Furthermore, we cannot be certain of the timing of any future funding, and substantial delays or cancellations of funding could result from protests or challenges from third parties. If the U.S. government fails to continue to adequately fund R&D programs, we may be unable to generate sufficient revenues to continue operations. Similarly, if we develop a drug candidate that is approved by the FDA, but the U.S. government does not place sufficient orders for this drug, our future business may be harmed.

Risks Related to the Biotechnology/Biopharmaceutical Industry

The biotechnology and biopharmaceutical industries are characterized by rapid technological developments and a high degree of competition. We may be unable to compete with enterprises equipped with more substantial resources than us.

The biotechnology and biopharmaceutical industries are characterized by rapid technological developments and a high degree of competition based primarily on scientific and technological factors. These factors include the availability of patent and other protection for technology and products, the ability to commercialize technological developments and the ability to obtain government approval for testing, manufacturing and marketing.

Our anti-influenza drug in development, Flucide, would compete with neuraminidase inhibitors Tamiflu and Relenza, anti-influenza drugs that are sold by Roche and Glaxo SmithKline (GSK), respectively. Generic competitors include amantadine and rimantadine, both oral tablets that only inhibit the replication of the influenza A virus. BioCryst Pharmaceuticals, Inc. is developing IV Infusions formulations of peramivir, an influenza neuraminidase inhibitor, for the treatment of influenza. Peramivir is approved in Japan and had obtained emergency use authorization in the US. Several H5N1 bird flu, and influenza novelH1N1/2009 vaccines are also in development worldwide. Several companies are developing anti-influenza drugs and vaccines.

We have recently completed preliminary animal studies against HIV that have resulted in the finding that certain of our drug candidates were superior to the oral HAART cocktail in SCID-hu Thy/Liv humanized mice lethally infected with HIV-I. We thus believe that we have a very strong lead drug identified against HIV. There are several companies with anti-HIV drugs in the market. A new drug, maraviroc from Pfizer has recently been approved, which falls in a new class called CCR5-blockers. Prior to this, two new drugs in a new class called Integrase Inhibitors have been approved. A drug in the class called Entry & Fusion Inhibitors, enfuvirtide, (FuzeonTM, Roche) has also been available. Additionally, the classical drugs, NRTI’s, NNRTI’s and PI’s (protease inhibitors) are used in various combinations. A three drug combo has been approved. A four-drug combo is expected to be approved soon. The HIVCide-I nanoviricide is expected to act by a very different kind of mechanism, defining a new class of drugs, that is complementary to the existing classes of anti-HIV drugs.

S-22

Our nanoviricide eye drops for viral diseases of the eye are currently under development. We have shown significant clinical efficacy in an animal model of EKC (adenoviral epidemic kerato-conjunctivitis). We have also shown very strong in vitro efficacy in HSV-1 reduction in cell cultures. We believe that this drug has a very good efficacy and safety profile, based on current data. There are no approved drugs against all viral diseases of the eye, or adenoviral EKC in particular. Several drugs are available for the treatment of herpes keratitis. Idoxuridine, vidarabine, acyclovir and its derivatives, are among the leading ones. Aganocide is under development. We believe that the nanoviricide eye drops should have a significant advantage in terms of reduced frequency of application needed and simple application procedure.

Our HCV drugs are at the earliest stage of development. There are a growing number of anti-HCV drugs being sold or in advanced stages of clinical development. Two new protease inhibitors have been approved. Companies with anti-HIV and HCV products include Bristol-Myers Squibb Company (BMS), Roche, Boehringer Ingelheim, Merck & Co., Inc. (Merck), Abbott Laboratories, and Schering Plough, in addition to several other pharmaceutical and biotechnology firms.

We compete with specialized biopharmaceutical firms in the United States, Europe and elsewhere, as well as a growing number of large pharmaceutical companies that are applying biotechnology to their operations. Many biopharmaceutical companies have focused their development efforts in the human therapeutics area, including cancer. Many major pharmaceutical companies have developed or acquired internal biotechnology capabilities or made commercial arrangements with other biopharmaceutical companies. These companies, as well as academic institutions, government agencies and private research organizations, also compete with us in recruiting and retaining highly qualified scientific personnel and consultants. Our ability to compete successfully with other companies in the pharmaceutical field will also depend to a considerable degree on the continuing availability of capital to us.

We are aware of numerous products under development or manufactured by competitors that are used for the prevention or treatment of certain diseases we have targeted for drug development. Various companies are developing biopharmaceutical products that potentially directly compete with our drug candidates even though their approach to such treatment is different.

We expect that our drug candidates under development and in clinical trials will address major markets within the anti-viral sector. Our competition will be determined in part by the potential indications for which drugs are developed and ultimately approved by regulatory authorities. Additionally, the timing of the market introduction of some of our potential drugs or of competitors’ products may be an important competitive factor. Accordingly, the relative speed with which we can develop drugs, complete pre-clinical testing, clinical trials, approval processes and supply commercial quantities to market are important competitive factors. We expect that competition among drugs approved for sale will be based on various factors, including product efficacy, safety, reliability, availability, price and patent protection.

The successful development of biopharmaceuticals is highly uncertain. A variety of factors including, pre-clinical study results or regulatory approvals, could cause us to abandon development of our drug candidates.

Successful development of biopharmaceuticals is highly uncertain and is dependent on numerous factors, many of which are beyond our control. Products that appear promising in the early phases of development may fail to reach the market for several reasons including:

•	pre-clinical study results that may show the product to be less effective than desired (e.g., the study failed to meet its primary objectives) or to have harmful or problematic side effects;
•	failure to receive the necessary regulatory approvals or a delay in receiving such approvals. Among other things, such delays may be caused by slow enrollment in clinical studies, length of time to achieve study endpoints, additional time requirements for data analysis or a IND and later NDA, preparation, discussions with the FDA, an FDA request for additional pre-clinical or clinical data or unexpected safety or manufacturing issues;
•	manufacturing costs, pricing or reimbursement issues, or other factors that make the product not economical; and
•	the proprietary rights of others and their competing products and technologies that may prevent the product from being commercialized.

Success in pre-clinical and early clinical studies does not ensure that large-scale clinical studies will be successful. Clinical results are frequently susceptible to varying interpretations that may delay, limit or prevent regulatory approvals. The length of time necessary to complete clinical studies and to submit an application for marketing approval for a final decision by a regulatory authority varies significantly from one product to the next, and may be difficult to predict.

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DILUTION

If you invest in our Common Stock, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Common Stock immediately after this offering. Our net tangible book value as of September 30, 2013 was approximately $11,336,000, or $0.23 per share of our $0.001 par value Common Stock. Net tangible book value per share as of September 30, 2013 is equal to our total tangible assets minus total liabilities, all divided by the number of shares of Common Stock outstanding as of September 30, 2013.

After giving effect to the sale of 3,815,285 shares of our Common Stock in this offering at the offering price of $5.25 per share, the last reported closing bid price of our Common Stock on the NYSE MKT on January 17, 2014, and after deducting the placement agent fees and the estimated offering expenses payable by us, our as adjusted net tangible book value would have been approximately $30,114,000, or approximately $0.56 per share of Common Stock, as of September 30, 2013. This represents an immediate increase in the net tangible book value of approximately $0.33 per share to our existing stockholders, and an immediate dilution of approximately $4.69 per share to investors in this offering. The following table illustrates this calculation on a per share basis.

Public offering price per share		$5.25
Net tangible book value per share as of September 30, 2013	$0.23
Increase in net tangible book value per share attributable to this offering	$0.33
As adjusted net tangible book value per share as of September 30, 2013 after giving effect to this offering		$0.56
Dilution per share to investors purchasing shares in this offering		$4.69

The number of shares of our Common Stock shown above outstanding immediately before and after this offering is based on 50,041,000 shares outstanding as of December 31, 2013 and excludes, as of such date:

●	535,000 shares of our Common Stock subject to outstanding options having a weighted average exercise price of $0.10 per share;
●	10,538,000 shares of our Common Stock reserved for issuance pursuant to the conversion of 3,010,000 shares of preferred stock;
●	6,316,000 shares of our Common Stock reserved for issuance upon exercise of outstanding warrants having a weighted average exercise price of $4.59 per share; and

The above illustration of dilution per share to investors participating in this offering assumes no conversion of outstanding shares of preferred stock and no exercise of outstanding options or outstanding warrants to purchase shares of our Common Stock. The conversion of outstanding shares of preferred stock or exercise of outstanding options or warrants having a conversion price per share or exercise price per share that is less than the offering price per share will increase dilution to investors in this offering.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock and do not currently anticipate paying cash dividends in the foreseeable future.

USE OF PROCEEDS

The gross proceeds from the sale of our Units will be $20.03 million at the Closing, of which the Company expects the net proceeds to be approximately $18.83 million. We intend to use the net proceeds for working capital and general corporate purposes, which may include, without limitation, engaging in acquisitions or other business combinations. We do not have any specific plans for acquisitions or other business combinations at this time. Our management will retain broad discretion in the allocation of the net proceeds from this offering.

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DESCRIPTION OF SECURITIES

This prospectus supplement and the accompanying prospectus relate to the offering at the Closing of 3,815,285 Units comprised of 3,815,285 shares of our Common Stock and Warrants to purchase an additional 2,479,935 shares of Common Stock upon exercise of Warrants.

DESCRIPTION OF COMMON STOCK

General. We are authorized to issue 85,714,286 shares of Common Stock, par value $0.001 per share. As of January 20, 2014, there were approximately 50,041,367 shares of Common Stock issued and outstanding held by approximately 6,000 holders of record.

Voting Rights. Each holder of Common Stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders.

Dividends. Subject to the rights of the holders of any preferred stock, the holders of Common Stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available for dividends. We have not historically declared or paid cash dividends on our Common Stock.

Other Rights. In the event of a liquidation, dissolution or winding up of us, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference, if any, of any then outstanding preferred stock. Holders of our Common Stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges. All outstanding shares of Common Stock are, and all shares of Common Stock issued by us under this prospectus supplement or that we may issue in an offering under the accompanying prospectus will be, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which our board of directors has designated or may designate and that we are issuing under this prospectus supplement or that we may issue in one or more offerings under the accompanying prospectus or at other times in the future.

Transfer Agent and Registrar. The transfer agent and registrar for our Common Stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, (303) 282-4800.

Listing. Our Common Stock is traded on the NYSE MKT under the symbol “NNVC.” Any Common Stock we sell under this prospectus supplement or the accompanying prospectus, as it may be further supplemented, will be listed on the NYSE MKT.

DESCRIPTION OF WARRANTS

We are offering up to 2,479,935 warrants through this prospectus supplement. Each Unit consists of sixty-five hundredths (65/100) of a warrant to purchase one (1) share of Common Stock. Each full warrant will entitle the holder to purchase one common share at a price of $6.05 per share subject to adjustment as described below under “Adjustment of the Number of Shares and Exercise Price.”

How to Exercise Warrants

The Warrants may be exercised by delivery of an Exercise Notice, in the form attached to the warrant certificates, to us and payment of the exercise price. The Exercise Notice form attached to the warrant certificate must be signed by the warrant holder, and if the shares are to be issued to a person other than the warrant holder, the warrant holder’s signature must be guaranteed by a financial institution that is a participant in a recognized signature guarantee program. Except as described, payment of the exercise price of the Warrants must be made in cash by wire transfer.

If a registration statement under the Securities Act permitting the resale of the shares issuable upon the exercise of the Warrants is not in effect, a warrant holder may deliver to us an Exercise Notice cancelling all or a portion of the Warrants being exercised in lieu of paying the exercise price in cash, and receive upon such exercise the "net number" of common shares determined according to a formula based on the total number of shares with respect to which the Warrants are being exercised, the closing sale price for our common shares on the trading day immediately preceding the date that the Warrant Exercise Notice is received, and the exercise price of the Warrants.

No fractional common shares will be issued upon the exercise of the Warrants. Instead, the number of common shares to be issued shall be rounded down to the nearest whole number and we will refund to the warrant holder the portion of the exercise price allocable to the fraction of a share not issued.

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Limitations on Exercise

The number of common shares that may be acquired by a warrant holder upon any exercise of a warrant will be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of our common shares then beneficially owned by the warrant holder and its affiliates and any other persons whose beneficial ownership of our common shares would be aggregated with the warrant holder’s for purposes of Section 13(d) of the Exchange Act does not exceed 4.99% of the total number of issued and outstanding common shares (including for such purpose the common shares issuable upon such exercise). With proper notice to us, the holder of a warrant may elect to waive the 4.99% beneficial ownership limitation in favor of a 9.99% beneficial ownership limitation.

Expiration Date of Warrants

The Warrants will expire at 5:00 p.m. New York time five years after the date of issue and may not be exercised after that date.

Transferability

The Warrants may be transferred by the warrant holder upon surrender of the warrant certificate to us together with the appropriate instruments of transfer. The Warrants may be transferred independent of the common shares with which they are being issued.

Cash Penalty and Buy-In Rights

We are required to deliver the common shares issuable upon the exercise of the Warrants not later than the third trading day after we receive a Warrant holder’s Exercise Notice, provided that the warrant holder pays the exercise price by the second trading day after we receive the Exercise Notice. If we do not receive the exercise price by the third trading day after we received the Exercise Notice, then we will not be obligated to deliver the common shares until the trading day after we receive the exercise price. If we fail to deliver the shares by the date due, then, in addition to all other remedies available to the warrant holder, we will be required to pay the warrant holder an amount of cash equal to

•	the buy-in price, meaning (i) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased less (ii) the amount obtained by multiplying the number of such shares and the price at which the sell order was executed; and

•	at the holder’s discretion, either reinstate the portion of the warrant and equivalent number of shares for which exercise was not honored or deliver to the holder the number of shares of Common Stock that would have been issued had we timely delivered the warrant shares.

In addition, if we fail for any reason to deliver to the holder the warrant shares by the Warrant Delivery Date, we shall pay to the holder, for each $1,000 of warrant shares subject to such exercise (based on the Trading Price on the date of notice of exercise), $10 per trading day (increasing to $20 per trading day on the fifth trading day after such damages begin to accrue) for each trading day after such Warrant Delivery Date until such shares are delivered or the holder rescinds such exercise.

If the holder desires to exercise its warrant and sell the shares issuable upon exercise of its warrant and there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the shares of Common Stock underlying the Warrants to the holder and such shares are not then registered for resale by the holder into the market at market prices from time to time on an effective registration statement for use on a continuous basis (or the prospectus contained therein is not available for use), in lieu of exercising its warrant by payment of a wire transfer or cashier’s check, the holder may elect to receive shares equal to the value of such holder’s warrant by delivering a properly endorsed exercise form. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the warrant is being exercised, the Trading Price on the day immediately prior to the date of exercise and the applicable exercise price of the Warrants.

Adjustment of the Number of Shares and Exercise Price

The common shares issuable upon the exercise of the Warrants, and the Warrant exercise price per share will be proportionally adjusted in the event of a stock split, stock dividend, combination, reclassification of our common shares or similar recapitalization. The exercise price of the Warrants is also subject to adjustment in the event of a subsequent financing in which the price per share of Common Stock sold is less than the Exercise Price of the Warrants at that time.

Whenever the number of shares purchasable upon the exercise of the Warrants is adjusted, the price payable upon exercise of the Warrants will be adjusted by multiplying the exercise price immediately prior to the adjustment by a fraction, the numerator of which will be the number of shares purchasable upon the exercise of each warrant immediately prior to the adjustment, and the denominator of which will be the number of shares purchasable immediately thereafter.

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Upon the expiration of any rights, options, warrants or conversion or exchange privileges that result in an adjustment of the number of shares issuable upon the exercise of the warrants and the exercise price, the number of shares purchasable upon the exercise of the Warrants and the exercise price of the Warrants will be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only common shares, if any, so issued were the shares actually issued or sold upon the exercise of the rights, options, warrants or conversion or exchange rights, and (B) those shares were issued or sold for the consideration actually received by us upon such exercise plus the aggregate consideration, if any, actually received by us for the issuance, sale or grant of all of those rights, options, warrants or conversion or exchange rights whether or not exercised.

Rights Upon Merger, Consolidation, and Certain Other Transactions

The Warrants provide that if we enter into a “fundamental transaction” each warrant holder shall receive, upon exercise of the Warrants, shares of capital stock, securities, cash, assets or any other property (including warrants or other purchase or subscription rights and any common shares) which they would have been entitled to receive upon the occurrence or consummation of the fundamental transaction, less the applicable exercise price, had their Warrants been exercised immediately prior to the fundamental transaction. A fundamental transaction includes (a) any consolidation or merger of NanoViricides with or into another corporation, (b) any sale, transfer or lease of all or substantially all of our property; or (c) any recapitalization or reclassification of our common shares or any exchange of our common shares for any other class of our capital stock or other securities that we may issue.

No Rights as Shareholders

The Warrants do not confer upon the warrant holders the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors or any other matter, or any other rights whatsoever as our shareholders.

Notices to Warrant Holders

We will give warrant holders at least 20 days prior notice of any record date or the date of closing the transfer books for any of the following actions that we plan to take: (a) any dividend or distribution on our common shares; (b) any grants, issuance or sales of any options, convertible securities or rights to purchase stock, warrants, securities, or other property to the holders of common shares; and (c) determining shareholders entitled to vote with respect to a fundamental transaction or a dissolution or liquidation. We will also give warrant holders notice of any adjustment of the exercise price of the Warrants, including the calculation of the adjustment.

The forgoing description of the Warrants is only a summary and does purport to be a complete description of all of the terms of the Warrants. The form of the Warrants has been filed as an exhibit to a Current Report on Form 8-K filed with the SEC. The foregoing summary is qualified in all respects by the terms of the form of the Warrants which are incorporated herein by reference.

Warrants Received by Placement Agents as Compensation

We shall issue to the placement agents, upon the closing of the offering, compensation warrants entitling the placement agents to purchase an aggregate of 2% of the aggregate number of shares of Common Stock issued in the offering. Each placement agent warrant will have a term of five years from January 21, 2014, and may be exercised on a cashless basis. Each holder of a compensation warrant may not exercise any portion of the warrant if the holder would beneficially own in excess of 9.99% of the shares of our Common Stock outstanding immediately after giving effect to such exercise.

Other Warrants

In addition to the Warrants offered by this prospectus, at January 20, 2014, we had issued and outstanding approximately 6,316,000 other warrants that have exercise prices and expiration dates shown in the following table, and other terms that differ from the Warrants.

Number of Warrants	Shares Issuable(1)	Exercise Price(1)	Expiration Date
2,910,000	2,910,000	$5.25	September 9, 2018
3,187,700	3,187,700	$3.50	March 1, 2014
68,572	68,572	$5.25	May 14, 2014
68,572	68,572	$4.20	May 14, 2015
68,572	68,572	$5.32	May 14, 2017
17,143	17,143	$5.17	August 14, 2017
17,143	17,143	$6.56	November 14, 2017

(1)	The number of common shares and exercise price will be proportionally adjusted in the event of a stock split, stock dividend, combination, or similar recapitalization of the common shares, and in certain cases upon the occurrence of certain other transactions that could also result in an adjustment of the number of common shares issuable under, and the exercise price of, the Warrants offered by this prospectus supplement.

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PLAN OF DISTRIBUTION

We are offering the units to selected investors. We have agreed to pay certain broker-dealers, including Midtown Capital Partners & Co., LLC (“Midtown”) and Chardan Capital Markets, LLC (“Chardan”), a sales fee equal to 6% of the purchase price of any units sold to investors plus warrants to purchase an aggregate of two percent (2.0%) of the number of shares of Common Stock sold in the offering at an exercise price of $6.05 per share. The broker-dealers are not purchasing or selling any of the common shares and Warrants offered through this prospectus supplement or the accompanying prospectus, nor are they required to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to indemnify broker-dealers against certain liabilities arising from any violation of any applicable statutes (which may include liabilities arising under the Securities Act), laws or regulations by us or as a result of our fraud, gross negligence, willful misconduct or breach of the respective placement agreements between us and Midtown or Chardan. The following table shows the per unit fee and total fee we expect to pay broker-dealers in connection with the sale of the shares of Common Stock and Warrants offered by this prospectus supplement.

Sales Fee	Per Unit	Total
Units offered hereby	$0.315	$1,201,814.78

We have entered into a Securities Purchase Agreement directly with each investor in connection with this offering. The Securities Purchase Agreement contains customary representations, warranties and covenants for transactions of this type. These representations, warranties and covenants were made solely for purposes of the Securities Purchase Agreement and should not be relied upon by any other of our investors, nor should any investor rely upon any descriptions thereof as characterizations of the actual state of facts or condition.

The forgoing descriptions of the Securities Purchase Agreement are summaries only, do not purport to be complete and are qualified in their entirety by reference to the Securities Purchase Agreement, a copy of each of which is attached as an exhibit to a Current Report on Form 8-K filed with the SEC on January 24, 2014.

The estimated offering expenses payable by us, in addition to the fees payable to broker-dealers, are approximately $50,000, which includes legal, accounting and printing costs and various other fees associated with listing the common shares offered, including those issuable upon the exercise of the Warrants.

The Placement Agency Agreement with Midtown and Chardan was filed as Exhibit 1.1 to our form 8-K filed on January 24, 2014.

After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from the Closing to be approximately $18,778,431.47.

 LEGAL MATTERS

The validity of our securities issuable hereunder has been passed upon for NanoViricides, Inc. by Kane Kessler, P.C., New York, New York. Gracin & Marlow, LLP, New York, New York is acting as counsel for Midtown Partners & Co., LLC in connection with various matters related to the securities offered hereby.

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EXPERTS

The financial statements and the related financial statement schedule, incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the fiscal years ended June 30, 2013 and 2012 have been audited by Li & Company, PC, an independent registered public accounting firm, as stated in their report dated September 30, 2013, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any documents that we have filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s website at http://www.sec.gov.

This prospectus supplement and accompanying prospectus are part of a registration statement (and amendments thereto) that we filed with the Commission. This prospectus supplement and any subsequent prospectus supplements do not contain all of the information in the registration statement as permitted by the rules and regulations of the Commission. You can obtain a copy of the registration statement from the Commission at the address listed above or from the Commission’s web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” some of the documents we file with it into this prospectus supplement and accompanying prospectus, which means:

•	we can disclose important information to you by referring you to those documents;
•	the information incorporated by reference is considered to be part of this prospectus supplement; and
•	later information that we file with the Commission will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below, which were filed with the Commission under the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, filed with the Commission on September 30, 2013, as amended on October 8, 2013
•	our Quarterly Report on Form 10-Q for the fiscal quarters ended September 30, 2013, March 31, 2013, December 31, 2012 filed with the Commission on November 14, 2013, as further amended on November 18, 2013; May 15, 2013, as further amended May 20, 2013; and February 14, 2013, as further amended February 22, 2013.
•	our Current Reports on Form 8-K filed on June 29, 2012, as further amended on July 2, 2012, December 27, 2012, February 1, 2013, February 28, 2013, May 31, 2013, June 27, 2013, July 8, 2013, July 18, 2013 ; July 19, 2013, September 9, 2013, September 13, 2013 and December 13, 2013.

All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02 or Item 7.01 of Form 8-K, which information is not incorporated by reference herein), after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be part of this prospectus supplement from the date they are filed. In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus supplement forms a part shall be deemed to be incorporated by reference in this prospectus supplement and to be part of this prospectus supplement from the date they are filed.

You should assume that the information appearing in this prospectus supplement is accurate as of the date of this prospectus supplement only. Our business, financial position and results of operations may have changed since that date.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

NANOVIRICIDES, INC.

135 Wood Street, Suite 205

West Haven, Connecticut 06516

Phone: (203) 937-6137

Email: info@nanoviricides.com

S-29

PROSPECTUS

NANOVIRICIDES, INC.

$57,500,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

This prospectus relates to common stock, preferred stock, debt securities, warrants and units comprised of the foregoing that we may sell from time to time in one or more offerings up to a total public offering price of $57,500,000 on terms to be determined at the time of sale.  We will provide specific terms of these securities in supplements to this prospectus.  You should read this prospectus and any supplement carefully before you invest.  This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our common stock trades on the Over-the-Counter-Bulletin Board under the symbol “NNVC.OB.”

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods.  See “Plan of Distribution” in this prospectus.  We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement.  If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement.  The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

See “RISK FACTORS” on page 5 for information you should consider before buying these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is December 3, 2012.

Prospective investors may rely only on the information contained in this prospectus.  We have not authorized anyone to provide prospective investors with different or additional information.  This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.  The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

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IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the SEC.  By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings.  We may use this prospectus to offer and sell up to a total of $57,500,000 of our securities.  This prospectus provides you only with a general description of the securities we may offer.  Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities offered.  The supplement may also add, update or change information contained in this prospectus.  Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” found on page 16.

You should rely only on the information contained herein or incorporated by reference in this prospectus and the supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated herein by reference, is accurate as of the date on the front cover of this prospectus only.  Our business, financial condition, results of operations and prospects may have changed since that date.

We will not use this prospectus to offer and sell securities unless it is accompanied by a supplement that more fully describes the securities being offered and the terms of the offering.

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FORWARD-LOOKING INFORMATION

We are making this statement pursuant to the safe harbor provisions for forward-looking statements described in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of our business and industry. We make statements in this prospectus supplement, including statements that are incorporated by reference, that are forward-looking. When used in this prospectus supplement or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “could,” “should,” “may,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “project” and similar expressions are intended to identify forward-looking statements.  They also include statements regarding:

•	our future growth and profitability;
•	our competitive strengths; and
•	our business strategy and the trends we anticipate in the industries and economies in which we operate.

These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Important factors that could cause actual results to differ materially from those in forward-looking statements include:

•	economic downturns, reduced capital expenditures, consolidation and technological and regulatory changes in our industry;
•	the highly competitive nature of our industry;
•	our ability to attract and retain qualified managers and skilled employees;
•	the outcome of our plans for future operations and growth; and
•	the other factors referenced in this prospectus supplement, including, without limitation, under “Risk Factors.”

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus supplement, in the accompanying prospectus, in the documents that we incorporate by reference into this prospectus and in other documents that we file with the SEC. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus supplement to reflect future events or circumstances. We qualify any and all of our forward-looking statements by these cautionary factors.

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SUMMARY

This summary is not complete and does not contain all of the information you should consider before investing in the securities offered by this prospectus supplement and accompanying prospectus. You should read this summary together with the entire prospectus supplement and prospectus, including our financial statements, the notes to those financial statements, and the other documents identified under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement, before making an investment decision. See the Risk Factors section of this prospectus supplement on page S-4 for a discussion of the risks involved in investing in our securities.

Our Business

We are an early developmental stage nano-biopharmaceutical company engaged in the discovery, development and commercialization of anti-viral therapeutics. We have no customers, products or revenues to date, and may never achieve revenues or profitable operations. Our drugs are based on several patents, patent applications, provisional patent applications, and other proprietary intellectual property held by TheraCour Pharma, Inc., one of our principal shareholders, to which we have the licenses in perpetuity for the treatment of the following human viral diseases:

•	Influenza, Asian Bird Flu, and H1N1 “Swine Flu” Viruses;
•	Herpes Simplex Virus (HSV);
•	Human Immunodeficiency Virus (HIV/AIDS);
•	Adenoviral Conjunctivitis and Keratitis, and Ocular Indications of Herpes Simplex Types 1 & 2.
•	Dengue Fever types I, II, III, & IV;
•	Hepatitis B Virus (HBV);
•	Hepatitis C Virus (HCV);
•	Rabies;
•	Ebola and Marburg Viruses;
•	Japanese Encephalitis; and
•	West Nile Virus.

We focus our laboratory research and pre-clinical programs on specific anti-viral solutions.  We are seeking to add to our existing portfolio of products through our internal discovery pre-clinical development programs and through an in-licensing strategy.

Company Information

Our principal executive offices are located at 135 Wood Street, Suite 205, West Haven, Connecticut 06516. Our telephone number is 203-937-6137. You may also contact us or obtain additional information through our internet website address at www.nanoviricides.com. Information contained on our website is not incorporated into this prospectus and is not a part of this prospectus.

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RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. You should carefully consider the Risk Factors contained in our most recent annual report on Form 10-K, as updated or supplemented by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K to the extent filed, each of which are incorporated herein by reference and the following Risk Factors, as the same may be updated from time to time by our future filings under the Exchange Act, before making an investment decision. If any of such Risk Factors actually occur, our business, results of operations, financial condition and cash flows could be materially adversely affected, the trading price of our common stock could decline significantly, and you might lose all or part of your investment.

Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our common stock could decline, and you could lose all or part of your investment, or our use of the offering proceeds may not yield a favorable return on your investment. You should also refer to our financial statements and the notes to those statements, which are incorporated by reference in this prospectus supplement.

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USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of these securities for general corporate purposes, which may include repayment of existing indebtedness, working capital, capital expenditures, acquisitions, joint ventures and stock repurchase programs.  As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds.  If, as of the date of any prospectus supplement, we have identified any such uses, then we will describe them in the prospectus supplement.  The amount of securities offered from time to time pursuant to this prospectus and any prospectus supplement, and the precise amounts and timing of the application of net proceeds from the sale of those securities, will depend upon our funding requirements.  If we elect at the time of an issuance of securities to make different or more specific use of proceeds than described in this prospectus, such use will be described in the prospectus supplement relating to those securities.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through one or more agents or broker dealers, including those engaged solely as agents to facilitate the direct sale of securities to particular investors.  The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;
•	the purchase price of the securities;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any initial public offering price and the net proceeds we will receive from such sale;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including at negotiated prices and in “at-the-market” offerings.  We may sell our securities through a rights offering, forward contracts or similar arrangements.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement.  Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.  Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus.  Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased.  The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any common stock sold pursuant to this prospectus and applicable prospectus supplement, will be eligible for trading on the Over-the-Counter Bulletin Board or such other stock exchange that our securities are trading upon.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities being offered under this prospectus, other than our common stock, will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement.  It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the securities.  If the underwriters make a market in the securities, the market making may be discontinued at any time without notice.  We cannot provide any assurance as to the liquidity of the trading market for the securities.

Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

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In connection with any offering, the underwriters may purchase and sell securities in the open market. Any underwriter may engage in short sales, over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be.  The underwriters may engage in these activities on any exchange or other market in which the securities may be traded.  If commenced, the underwriters may discontinue these activities at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, or “FINRA,” the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or other offering materials; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with NASD Conduct Rule 2720.

THE SECURITIES WE MAY OFFER

We may sell from time to time, in one or more offerings: common stock; preferred stock, debt securities; and/or warrants or units comprised of any combination of the foregoing.  The descriptions of the securities contained in this prospectus summarize the material general terms and provisions of the various types of securities that we may offer.  We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.  If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.  We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

The following summary describes the material terms of our capital stock and is subject to, and qualified in its entirety by, our articles of incorporation and bylaws that are included as exhibits to certain of the documents incorporated by reference below and by the provisions of applicable Nevada law.  We refer you to the foregoing documents and to Nevada law for a detailed description of the provisions summarized below.

7

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 300,000,000 shares of common stock, $.001 par value.  As of December 3, 2012, there were approximately 159,419,269 shares of common stock issued and outstanding held by approximately 245 holders of record.

If we offer shares of our common stock for sale under this prospectus, we will provide a prospectus supplement that describes the terms of the offering, including the number of shares offered and the offering price.

Voting Rights

Each holder of common stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders.

Dividends

Subject to the rights of the holders of any preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available for dividends.  We have not historically declared or paid cash dividends on our common stock.

Other Rights

In the event of a liquidation, dissolution or winding up of us, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference, if any, of any then outstanding preferred stock.  Holders of our common stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges.  All outstanding shares of common stock are, and all shares of common stock issued by us in an offering under this prospectus and the applicable prospectus supplement will be, fully paid and nonassessable.  The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which our board of directors may designate and that we may issue in one or more offerings under this prospectus or at other times in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, (303) 282-4800.

Listing

Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “NNVC.OB.”  Any common stock we sell under this prospectus, as it may be supplemented, will be listed on the Over-the-Counter Bulletin Board.

DESCRIPTION OF PREFERRED STOCK

General

We are authorized to issue up to 20,000,000 shares of preferred stock in one or more series, with such designations, preferences and relative, participating, option and other special rights, qualifications, limitations or restrictions as determined by our board of directors, without any further vote or action by our stockholders, including dividend rights, conversion rights, voting rights, redemption rights and terms of redemption and liquidation preferences. On February 15, 2010, our board had designated an aggregate of 10,000,000 shares of preferred stock as Series A Convertible Preferred Stock (the “Series A”) and 10,000,000 shares of Series A Preferred Stock are issued and outstanding. On April 1, 2011, our board had designated an aggregate of 2,000,000 shares of preferred stock as Series B Convertible Preferred Stock (the “Series B”) and no shares of Series B Preferred Stock are issued or outstanding, and no shares are available for issuance. On June 27, 2012, our board had designated an aggregate of 5,000 shares of preferred stock as Series C Convertible Preferred Stock (the “Series C”), an aggregate of 5,000 shares of the Series C Preferred Stock were issued, all of which have been subsequently converted into shares of Common Stock or repurchased and retired. No other shares of preferred stock are issued and outstanding.

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Our board may fix the number of shares constituting any series and the designations of these series by adopting a certificate of designation relating to each series.  The prospectus supplement relating to each series will specify the terms of the preferred stock, including:

•	the number of shares we are offering;
•	the offering price for those shares;
•	the maximum number of shares in the series and the distinctive designation thereof;
•	the terms on which dividends will be paid, if any;
•	the terms on which the shares will be redeemed, if at all;
•	the liquidation preference, if any;
•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;
•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;
•	the voting rights, if any, on the shares of the series;
•	any securities exchange or market on which the shares will be listed; and
•	any other preferences and relative, participating, operation or other special rights or qualifications, limitations or restrictions of the shares

You should also refer to the applicable certificate of designation for complete information about the terms, preferences and rights related to a particular series of our preferred stock, which we will incorporate as an exhibit to the registration statement of which this prospectus is a part.  The prospectus supplement will contain a description of United States federal income tax consequences relating to the preferred stock, to the extent applicable.

Our issuance of preferred stock may have the effect of delaying or preventing a change in control.  Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.  The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Series A Convertible Preferred Stock

The Series A Preferred Stock is convertible into shares of the our Common Stock at the rate of three and one-half shares of Common Stock per share of Series A converted, solely upon a “change of control”.  A change of control is defined as (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company (other than by means of conversion or exercise of the Series A Preferred Stock and the Securities issued together with the Series A Preferred Stock), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its Intellectual Property to another Person and the stockholders of the Company prior to such transaction own less than 60% of the aggregate voting power of the acquiring entity immediately after the transaction, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (c) above.  The Series A Preferred Stock votes at the rate of nine votes per share, together with the Common Stock, on all matters to which shareholders of the Company are entitled to vote.  Holders of the Series A Preferred Stock are not entitled to receive dividends or any liquidation preference upon the liquidation, dissolution, or winding up of the Company.

Series B Convertible Preferred Stock

The Series B Preferred Stock is convertible into shares of the our common stock at the rate of 40,000 shares of Common Stock per share commencing on the date of execution of the Certificate of Designation for the Series B and every fourteenth day thereafter at a conversion price equal to the purchase price divided by the lower of (i) the daily volume weighted average of actual trading prices of the Common Stock on the trading market (the “Series B VWAP”) for the twenty consecutive trading days immediately prior to a conversion date multiplied by 0.85 and (ii) the Series B VWAP for the trading day immediately prior to a conversion date multiplied by 0.88. In the event that the conversion price does not equal or exceed $0.20, as calculated with respect to any subsequent conversion date, then such conversion will not occur and the shares not converted on that date will be added to the conversion on the following conversion date.  The holders of Series B Preferred Stock are not entitled to vote on matters requiring shareholder vote, provided that as long as any shares of Series B Preferred Stock are outstanding, holders of Series B Preferred Stock may vote as a separate class on certain matters relating to the Series B Preferred Stock.  Holders of the Series B Preferred Stock are entitled to receive dividends at the rate of 10% per annum.  Holders of the Series B Preferred Stock are not entitled to any liquidation preference upon the liquidation, dissolution, or winding up of the Company.

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Series C Convertible Preferred Stock

The Series C Preferred Stock is convertible into shares of the our common stock commencing on the date of consideration is delivered to the Company and every fourteenth day thereafter. The  number of shares of Series C Preferred Stock (calculated to four places to the right of the decimal point) that will convert into Common Stock shall be equal to the product of fifteen percent (15%) of the total number of shares of Common Stock traded during the preceding ten (10) trading days and the applicable conversion price divided by $1,000, subject to the Floor (described below). At each conversion date, the conversion price for the Common Stock will equal the lower of (i) 85% of the Common Stock’s volume weighted average trading price (the “Series C VWAP”) during the 10-day trading period immediately preceding the conversion date and (ii) 88% of the Series C VWAP of the Common Stock on the trading day immediately prior to the conversion date. The number of shares of Common Stock issued upon such conversion shall then be determined by multiplying the number of shares of Series C Preferred Stock converted by $1,000 and dividing the product thereof by the conversion price for such conversion date, subject to certain limitations.  In the event that the Series C VWAP for the 20 trading day period immediately prior to a conversion does not equal or exceed $0.20 (the “Floor”), as calculated with respect to any subsequent conversion date, then such conversion will not occur and the shares not converted on that date will be added to shares of Series C Preferred Stock to be converted on the following conversion date. The holders of Series C Preferred Stock are not entitled to vote on matters requiring shareholder vote, provided that as long as any shares of Series C Preferred Stock are outstanding, holders of Series C Preferred Stock may vote as a separate class on certain matters relating to the Series C Preferred Stock.  Holders of the Series C Preferred Stock are entitled to receive dividends at the rate of 10% per annum.  Holders of the Series C Preferred Stock are not entitled to any liquidation preference upon the liquidation, dissolution, or winding up of the Company

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness.  The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured.  Any debt securities that we offer and sell will be our direct obligations.  Debt securities may be issued in one or more series.  All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series).  The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture.  The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms.  Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series.  These provisions may include, among other things and to the extent applicable, the following:

•	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;
•	whether the debt securities will be secured or unsecured;
•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;
•	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;
•	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;
•	whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;
•	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;
•	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

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•	the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;
•	the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;
•	if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;
•	whether the debt securities may be issuable in tranches;
•	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;
•	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
•	any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;
•	any deletions from, modifications of or additions to the covenants with respect to the debt securities;
•	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;
•	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;
•	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;
•	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and
•	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30 day months.  If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.  “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture.  We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

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Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;
•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
•	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities.  As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment.  However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;
•	a reduction in the principal amount of or interest on any debt securities;
•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
•	a change in the currency in which any payment on the debt securities is payable;
•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•	waive compliance by us with certain restrictive provisions of the indenture; and
•	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	failure to pay interest on any debt security for 30 days after the payment is due;
•	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
•	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and
•	certain events of bankruptcy, insolvency or reorganization.

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Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities.  If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture.  The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders.  For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity.  If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or
•	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;
•	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;
•	the trustee has not started such proceeding within 60 days after receiving the request; and
•	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture.  Unless otherwise indicated in the applicable prospectus supplement, if at any time,

•	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or
•	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or
•	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

•	rights of registration of transfer and exchange, and our right of optional redemption;
•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
•	rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;
•	the rights, obligations and immunities of the trustee under the indenture; and
•	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

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Defeasance and Covenant Defeasance.  Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
•	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

•	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and
•	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

•	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),
•	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,
•	rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and
•	continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities.  This means that we will not issue certificates for that series of debt securities to the holders.  Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act.  We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register.  In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

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Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time.  If we do so, we will describe the specific terms of the warrants in a prospectus supplement.  In particular, we may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series.  We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement.  We will enter into the warrant agreement with a warrant agent.  We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	certain United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

You may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement.  We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise.  If you exercise fewer than all of the warrants represented by the warrant certificate, then we will issue you a new warrant certificate for the remaining amount of warrants.

You will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them.  Accordingly, you will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale.  Accordingly, please carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us.  In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

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LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto will be passed upon for us by Kane Kessler, P.C., New York, New York. Counsel for any underwriter or agents will be noted in the applicable prospectus supplement.

EXPERTS

The financial statements and the related financial statement schedule, incorporated in this Prospectus by reference from our Annual Report on Form 10-K for the year ended June 30, 2009 have been audited by Li & Company, PC, an independent registered public accounting firm, as stated in their report dated October 13, 2009, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our Securities and Exchange Commission’s filings are also available to the public at the Securities and Exchange Commission’s website at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC.  This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement as permitted by the rules and regulations of the SEC.  You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” some of the documents we file with it into this prospectus, which means:

•	we can disclose important information to you by referring you to those documents;
•	the information incorporated by reference is considered to be part of this prospectus; and
•	later information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below, which were filed with the SEC under the Exchange Act:

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011, filed with the SEC on November 14, 2011 and as amended on December 12, 2011 and June 14, 2012;
•	our Form 8-K (Items 8.01 and 9.01) filed February 9, 2012;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31,2011, filed with the SEC on February 14, 2012 and as amended on June 14, 2012;
•	our Form 8-K (Items 1.01 and 9.01) filed June 29, 2012;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, filed with the SEC on May 21, 2012;
•	our Form 8-K (Items 1.01 and 9.01) filed July 2, 2012; and
•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2012, filed with the SEC on October 15, 2012.

All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02 or Item 7.01 of Form 8-K, which information is not incorporated by reference herein), after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed.  In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only.  Our business, financial position and results of operations may have changed since that date.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents).  Please direct requests to us at the following address:

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NANOVIRICIDES, INC.

135 Wood Street

Suite 205

West Haven, Connecticut 06516

(203) 937-6137

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NANOVIRICIDES, INC.

$57,500,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus.  You must not rely on unauthorized information.  This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal.  Neither the delivery of this prospectus nor any of the sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or our affairs have not changed since the date hereof.

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